UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 16, 2013 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect Richard D. Baum, Mariann Byerwalter, and Jeffrey T. Pero to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualify;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2013;
3.	To vote on an advisory resolution to approve named executive officer compensation;
4.	To vote on an amendment to our charter to increase the number of shares authorized for issuance;
5.	To vote to amend and restate our 2002 Incentive Plan;
6.	To vote on an amendment to our 2002 Employee Stock Purchase Plan; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Our Board of Directors has fixed the close of business on March 28, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you mark, date, sign, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope or, pursuant to instructions on the enclosed proxy card, authorize a proxy to cast your votes by telephone or through the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 16, 2013:

•	our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 can be directly accessed through our website at: http://www.redwoodtrust.com/Proxy
•	our Annual Report on Form 10-K for the year ended December 31, 2012 is also available within the Investor Information section of our website at: http://www.redwoodtrust.com

By Order of the Board of Directors,

/s/ Andrew P. Stone

Secretary

March 22, 2013

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD IN
THE ENCLOSED ENVELOPE OR, PURSUANT TO INSTRUCTIONS ON YOUR PROXY CARD, AUTHORIZE A PROXY TO CAST YOUR VOTES BY TELEPHONE OR THROUGH
THE INTERNET.

REDWOOD TRUST, INC.

Audit Committee Matters	60
Item 2 — Ratification of Appointment of the Independent Registered Public Accounting Firm	62
Item 3 — Vote on Advisory Resolution to Approve Named Executive Officer Compensation	63
Item 4 — Vote on an Amendment to Redwood’s Charter to Increase the Number of Shares Authorized for Issuance	68
Item 5 — Approval of an Amendment and Restatement of the 2002 Incentive Plan, Including an Amendment to Increase the Number of Shares Authorized for Issuance Thereunder	70
Item 6 — Approval of an Amendment to the 2002 Employee Stock Purchase Plan to Increase the Number of Shares Available for Purchase Thereunder	80
Stockholder Proposals for the 2014 Annual Meeting	85
Information Incorporated by Reference	85
Appendix A — 2002 Redwood Trust, Inc. Incentive Plan (as amended and restated)	A-1
Appendix B — 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (as amended)	B-1

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2013

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 16, 2013 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting are being mailed to stockholders of record as of the record date for the Annual Meeting beginning on or about April 11, 2013.

Redwood Trust, Inc., together with its subsidiaries, is an internally-managed operating company focused on engaging in residential and commercial mortgage banking activities and investing in mortgage- and other real estate-related assets. We seek to generate fee and gain on sale income through our mortgage banking activities and to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time. For tax purposes, Redwood Trust, Inc. is structured as a real estate investment trust (“REIT”) and we generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our operating subsidiaries” or “our taxable REIT subsidiaries.” Our mortgage banking activities are generally carried out through our operating subsidiaries, while our portfolio of mortgage- and other real estate-related investments is primarily held at our REIT. We generally intend to retain profits generated and taxed at our operating subsidiaries, and to distribute as dividends at least 90% of the income we generate from the investment portfolio at our REIT.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 28, 2013, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 28, 2013. As of the record date, there were [81,696,701] shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by authorizing a proxy to cast your votes, please mark, date, sign, and mail the enclosed proxy card. You may also authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return the proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the three nominees to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualify;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2013;
•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers;
•	For the approval of the amendment to our charter to increase the number of shares authorized for issuance;
•	For the approval of the amendment and restatement of our 2002 Incentive Plan;
•	For the approval of the amendment to our 2002 Employee Stock Purchase Plan; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by submitting a new proxy by telephone or through the Internet, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a proxy card but does not vote on a matter because the nominee holder has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

Annual Report

Our 2012 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2012, is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2012. Certain sections of our 2012 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. Our 2012 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955).

If you participate in householding and wish to receive a separate copy of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2014 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Mariann Byerwalter, Douglas B. Hansen, Greg H. Kubicek, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

One member of our Board of Directors, Martin S. Hughes, does not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management upon request by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is chaired by an independent director.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board and its standing committees to be led by independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the seven of our eight directors who are not Redwood employees) meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. Because of the nature of Redwood’s business, the Board of Directors focuses on, among other things, establishing the appropriate philosophy with respect to investment risk and determining whether risks actually taken are in accordance with this philosophy. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and quarterly reports from the Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 (as measured on a purchase cost basis, including deferred stock units credited to our Executive Deferred Compensation Plan through the voluntary deferral of what otherwise would have been current cash compensation) of our common stock within three years from the date of commencement of their Board membership. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status (as measured on the purchase cost basis outlined in the prior sentence).

In addition, non-employee directors are required to own at least $350,000 of our common stock (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation) by the later of December 31, 2013 or five years from the date of commencement of their Board membership. Stock and deferred stock units acquired with respect to the $50,000 stock ownership requirement count toward the attainment of this additional stock ownership requirement.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these guidelines.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership guidelines with respect to our executive officers (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation).

•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership, and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units and any other vested shares held pursuant to other employee plans.

As of the date of this Proxy Statement, all of our executive officers were in compliance with these guidelines.

ITEM 1 — ELECTION OF DIRECTORS

Redwood is transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. Beginning with the Annual Meeting, as each class’s term expires, the successors to the directors in that class will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Accordingly, the current Class I directors have been nominated to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. In 2015, the transition to a declassified Board of Directors will be complete and at the annual meetings of stockholders held in 2015 and thereafter, the entire Board of Directors will be subject to election.

The nominees for the three director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Mariann Byerwalter	Director
Jeffrey T. Pero	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.

Richard D. Baum, age 66, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer
•	Experience in government service and financial regulation
•	Expertise and experience relating to the insurance industry

•	Expertise and experience relating to the real estate development industry and property management business
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Mariann Byerwalter, age 52, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She serves on the Board of Directors of Pacific Life Corp., SRI International, Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter serves as a Trustee of certain investment companies affiliated with Charles Schwab Corporation. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and insurance industries
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Jeffrey T. Pero, age 66, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero currently serves as a director of BRE Properties, Inc., a real estate investment trust. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings
•	Expertise and experience relating to corporate governance
•	Management experience
•	Expertise and experience relating to real estate investment trusts
•	Expertise and experience relating to the U.S. securities laws
•	Professional and educational background

Current Directors — Terms Expiring After 2013

Douglas B. Hansen, age 55, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Hansen should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Experience in finance and accounting matters
•	Professional and educational background

Martin S. Hughes, age 55, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University. Mr. Hughes is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Hughes should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Expertise and experience in the mortgage lending and investment banking industries
•	Accounting expertise and experience
•	Professional and educational background

Greg H. Kubicek, age 56, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. Mr. Kubicek currently serves as a director for Cadet Manufacturing Co. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College. Mr. Kubicek is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Kubicek should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes
•	Management and entrepreneurial experience
•	Expertise and experience in the real estate development industry
•	Experience and expertise in the property management business
•	Professional and educational background

Georganne C. Proctor, age 56, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served as Executive Vice President for Enterprise Integration from January 2010 to July 2010. From July 2010 to October 2010, she served as Enterprise Integration’s Executive Vice President. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay. Ms. Proctor is a Class III director whose term expires in 2015.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Charles J. Toeniskoetter, age 68, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter Development, Inc., a company that has developed, owns, and manages over $250 million of commercial and industrial real estate properties, and Chairman & CEO of Toeniskoetter Construction, Inc. Mr. Toeniskoetter serves on the Board of Directors of Heritage Commerce Corp. (NASDAQ: HTBK), as well as a number of community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Toeniskoetter should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer
•	Management and entrepreneurial experience
•	Experience as director of public companies
•	Expertise and experience in the commercial real estate industry
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of nine meetings during 2012. The non-employee directors of Redwood met in executive session at each of the six regularly scheduled meetings, for a total of six times during 2012. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2012 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met seven times in 2012 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met six times in 2012 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Georganne C. Proctor	Mariann Byerwalter	Greg H. Kubicek
Charles J. Toeniskoetter	Jeffrey T. Pero	Charles J. Toeniskoetter

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation to be paid in 2013 is set forth in the table below.

Annual Retainer	$70,000*
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chair of the Audit Committee receives an additional annual cash retainer of $20,000 and the Chairs of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual cash retainer of $15,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000 per annum. The Vice-Chairman of the Board of Directors receives an additional annual cash retainer of $20,000 per annum.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guest’s attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units (or comparable equity-based awards) granted is determined by dividing $75,000 by the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant (and rounding to the nearest whole share amount). Non-employee directors may also be granted equity-based awards upon their initial election to the Board. Deferred stock units (or comparable equity-based awards) may be credited under our Executive Deferred Compensation Plan. These deferred stock units (or comparable equity-based awards) are fully vested upon grant, although they are generally subject to a mandatory four-year holding period. Dividend equivalent rights on deferred stock units (or comparable equity-based awards) are generally paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through our Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights.

The following table provides information on non-employee director compensation for 2012, which compensation was paid in accordance with the 2012 director compensation policy disclosed in Redwood’s 2012 annual proxy statement or in accordance with the changes to that policy subsequently approved by the Board. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2012(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$131,712	$75,005	—	$206,717
Thomas C. Brown(5)	$34,532	—	—	$34,532
George E. Bull, III(6)	$86,036	$75,005	—	$161,041
Mariann Byerwalter	$88,000	$75,005	—	$163,005
Douglas B. Hansen	$87,380	$75,005	—	$162,385
Greg H. Kubicek	$107,000	$75,005	—	$182,005
Jeffrey T. Pero	$91,609	$75,005	—	$166,614
Georganne C. Proctor	$103,000	$75,005	—	$178,005
Charles J. Toeniskoetter	$87,000	$75,005	—	$162,005

(1)	The table does not include dividend equivalent rights paid on deferred stock units, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit awards in accordance with FASB Accounting Standards Codification Topic 718.
(2)	Fees earned are based on the following standard compensation arrangements in place for 2012: (i) annual cash retainer of $70,000; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for the Presiding Director of $20,000 (the Presiding Director was the lead independent director role on the Board of Directors prior to the election of an independent Chairman in September 2012); (iv) additional annual retainer for the Vice-Chairman of the Board of $20,000; (v) additional annual retainer for Audit Committee Chair of $20,000; (vi) additional annual retainer for Compensation Committee Chair and Governance and Nominating Committee Chair of $15,000; (vii) committee meeting fee (in person attendance) of $2,000 per meeting; and (viii) committee meeting fee (telephonic attendance) of $1,000 per meeting.
(3)	Stock awards consisted of an annual grant of vested deferred stock units. Value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718.
(4)	Certain directors brought a guest to the annual retreat of Redwood’s Board of Directors, at a cost per guest of less than $3,000 and at an aggregate cost to Redwood for all two guests of less than $6,000.
(5)	Mr. Brown’s service as a director of Redwood ceased on May 17, 2012.
(6)	Mr. Bull’s service as a director of Redwood ceased on September 18, 2012.

The following table provides information on stock unit distributions to non-employee directors from our Executive Deferred Compensation Plan in 2012. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)
Mariann Byerwalter(1)	1,832	$21,398
Thomas C. Brown(2)	12,448	$153,235
George E. Bull, III(3)	131,931	$1,540,950
Jeffrey T. Pero(4)	4,576	$53,449

(1)	Ms. Byerwalter had deferred stock units distributed in 2012 that were awarded in 2008. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(2)	Mr. Brown had deferred stock units distributed in 2012 that were awarded from 2009 to 2011. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(3)	Mr. Bull had deferred stock units distributed in 2012 that were awarded in 2010, while he was still employed at Redwood as the Chief Executive Officer. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(4)	Mr. Pero had deferred stock units distributed in 2012 that were from director’s compensation that he had earned in 2010 but had elected to defer into deferred stock units. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. Of these executive officers, for purposes of this Proxy Statement, Mr. Hughes, Mr. Nicholas, Mr. Matera, and Mr. Abate were Named Executive Officers (NEOs) for 2012.

Name	Position with Redwood as of December 31, 2012	Age
Martin S. Hughes	Chief Executive Officer	55
Brett D. Nicholas	President	44
Fred J. Matera	Chief Investment Officer	49
Christopher J. Abate	Chief Financial Officer	33
Andrew P. Stone	Managing Director, General Counsel & Secretary	42

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Mr. Matera, Mr. Abate, and Mr. Stone is set forth below.

Brett D. Nicholas, age 44, has served as President since January 2012. Mr. Nicholas served as Executive Vice President and Chief Operating Officer from May 2010 to January 2012 and Chief Investment Officer from 2007 to January 2012. Mr. Nicholas also served as Co-Chief Operating Officer from 2007 to May 2010 and Vice President of Redwood from 1996 to 2007. Mr. Nicholas is responsible for managing Redwood’s day-to-day operations and investment activity. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Fred J. Matera, age 49, has served as Chief Investment Officer (CIO) since January 2012 and is responsible for managing Redwood’s investment portfolio. Prior to serving as CIO, Mr. Matera was a Managing Director. Prior to joining Redwood in July 2008, and since the spring of 2001, Mr. Matera was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. He began his career in finance in 1989 as a mortgage trader, and has held a number of trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Christopher J. Abate, age 33, has served as Chief Financial Officer since March 9, 2012. Mr. Abate also served as Redwood’s Controller from January 2009 to March 2013 and has been employed by Redwood since April 2006. Prior to being named Controller, Mr. Abate served as a Vice President beginning in December 2007 and as a Managing Director since December 2008, with responsibility during the majority of that time for Redwood’s accounting and financial reporting functions. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.

Andrew. P. Stone, age 42, has served as General Counsel and Managing Director since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of February 25, 2013, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Martin S. Hughes(3)	571,248	*
Brett D. Nicholas(4)	464,166	*
Christopher J. Abate(5)	22,595	*
Fred J. Matera(6)	103,333	*
Andrew P. Stone(7)	48,359	*

Non-Employee Directors
Richard D. Baum(8)	32,264	*
Mariann Byerwalter(9)	27,597	*
Douglas B. Hansen(10)	416,895	*
Greg H. Kubicek(11)	158,625	*
Jeffrey T. Pero(12)	28,902	*
Georganne C. Proctor(13)	49,378	*
Charles J. Toeniskoetter(14)	45,689	*
All directors and executive officers as a group (12 persons)(15)	1,969,051	2.37%

*	Less than 1%.
(1)	Represents shares of common stock outstanding, common stock underlying vested options that are exercisable within 60 days of February 25, 2013, and common stock underlying deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(2)	Based on 81,696,701 shares of our common stock outstanding as of February 25, 2013.
(3)	Includes 129,874 shares of common stock and 441,374 deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(4)	Includes 148,803 shares of common stock, 43,891 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 271,472 deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(5)	Includes 2,076 shares of common stock and 20,519 deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(6)	Includes 103,333 deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(7)	Includes 845 shares of common stock, and 47,514 deferred stock units that have vested or will vest within 60 days of February 25, 2013.
(8)	Includes 11,222 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 18,542 vested deferred stock units.
(9)	Includes 6,555 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 18,542 vested deferred stock units.
(10)	Includes 306,746 shares of common stock, 91,496 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 18,654 vested deferred stock units.

(11)	Includes 93,457 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,913 shares held of record by Mr. Kubicek’s spouse, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days February 25, 2013, and 60,755 vested deferred stock units.
(12)	Includes 9,279 shares of common stock and 19,623 vested deferred stock units.
(13)	Includes 9,845 shares held in the Proctor Trust and 39,533 vested deferred stock units.
(14)	Includes 22,147 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust, 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 18,542 vested deferred stock units.
(15)	Includes 742,761 shares of common stock, 147,887 shares issuable upon the exercise of stock options exercisable within 60 days of February 25, 2013, and 1,078,403 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% of more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2)	6,382,053	7.81%
Janus Capital Management LLC(3)	4,122,032	5.05%
Wallace R. Weitz & Company(4)	6,542,009	8.01%
Wells Fargo & Company(5)	4,045,949	4.95%

(1)	Based on 81,696,701 shares of our common stock outstanding as of February 25, 2013.
(2)	Address: 40 East 52nd Street, New York, New York 10022. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on February 7, 2013, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power and sole voting power with respect to 5,215,170 shares.
(3)	Address: 151 Detroit Street, Denver, Colorado 80206. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Janus Capital Management LLC (Janus Capital) is based on the Schedule 13G filed by Janus Capital with the SEC on February 14, 2013, which indicates that Janus Capital, INTECH Investment Management, and Perkins Investment Management LLC make aggregate reports on Schedule 13G, including for portfolios they furnish investment advice to as registered investment advisors, and that such entities and portfolios, in the aggregate, have shared dispositive power and shared voting power with respect to 4,122,032 shares.
(4)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wallace R. Weitz & Company and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 9, 2013. The aggregate number of shares of common stock reported as beneficially owned by Weitz includes 6,382,053 shares with respect to which Weitz has sole dispositive power and sole voting power.
(5)	Address: 420 Montgomery Street, San Francisco, CA 94104. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wells Fargo & Company (Wells Fargo) is based on the Schedule 13G filed by Wells Fargo with the SEC on March 11, 2013, which indicates that Wells Fargo and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have shared dispositive power with respect to 4,042,648 shares and shared voting power with respect to 3,710,845 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the New York Stock Exchange (NYSE). The Committee acts on behalf of Redwood’s Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee currently consists of Georganne C. Proctor (Chair), Richard D. Baum, Mariann Byerwalter, and Jeffrey T. Pero. The Committee met seven times in 2012 and has met one time to date in 2013.

The Committee is committed to providing disclosure within this Compensation Discussion and Analysis (CD&A) that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing all components of the compensation of the Chief Executive Officer (CEO) and that of the other Named Executive Officers (NEOs).
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups.
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Committee’s determination of whether those measures and goals are satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Executive Summary of CD&A

Redwood has adopted a performance-based compensation philosophy for its executive officers. Under that philosophy, Redwood seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with the interests of Redwood’s long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace.

Executive officers are compensated through a combination of the following types of compensation:

•	Base salary;
•	Performance-based annual bonus;
•	Long-term equity-based incentive awards; and
•	Other non-cash benefits, such as coverage for themselves and their families under Redwood’s medical, dental, and vision health insurance plans.

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2012, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s executive officers. Under SEC regulations, Redwood has six NEOs for 2012, which are listed below with their current titles:

•	Martin S. Hughes, Chief Executive Officer
•	Brett D. Nicholas, President
•	Christopher J. Abate, Chief Financial Officer (during 2012, Mr. Abate served as Chief Financial Officer beginning on March 10th)

•	Fred J. Matera, Chief Investment Officer
•	Scott M. Chisholm, Managing Director
•	Diane L. Merdian, former Chief Financial Officer (during 2012, Ms. Merdian served as Chief Financial Officer from January 1st through March 9th)

Redwood’s NEOs for 2012 accounted for five of the 86 employees of Redwood as of December 31, 2012.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and, after taking into account the outcome of the most recent stockholder advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote), makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. Highlighted below are summaries of the key determinations made by the Committee with respect to 2012 and, in some cases, 2013. Each of these key items is discussed more fully within this CD&A, as well as within the section of this Proxy Statement relating to the stockholders’ vote on an advisory resolution to approve NEO compensation (page [24] of this Proxy Statement).

•	2012 and 2013 base salary for the CEO position remains unchanged from 2007. The base salary paid for the position of chief executive officer (CEO) was not increased for 2012 or 2013, and remains at the same level that was in place for that position in 2007.
•	Redwood’s 2012 financial performance was strong. Redwood’s financial performance in 2012 was strong, as reflected by the following:
º	Redwood’s 2012 net income was approximately $132 million, as reported under generally accepted accounting principles (GAAP).
º	For 2012, Redwood earned a 13.35% return on equity (ROE), based on its 2012 GAAP financial results.
º	Over the course of 2012, Redwood’s GAAP book value per share increased by $2.59 (or approximately 23%) while Redwood continued to pay a dividend of $0.25 per share per quarter.
º	Redwood’s total stockholder return (TSR) for 2012 was approximately 79%.
|B2	TSR is a commonly used measurement of the total return on an investment in common stock over a designated time period. Redwood’s 2012 TSR set forth above represents a 2012 rate of return on an investment in Redwood common stock, reflecting stock price appreciation plus the impact of reinvestment of dividends paid (and the compounding effect of dividends paid on reinvested dividends).
•	In accordance with pay-for-performance principles, 2012 annual bonus compensation for NEOs was primarily determined by Redwood’s 2012 financial performance. For 2012, an aggregate of approximately $8.0 million in annual bonus compensation was earned by NEOs. Of this amount, a total of approximately $6.85 million, or approximately 85%, was earned based directly on Redwood’s 2012 financial performance, as described further on pages [33] – [34] of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2012 — Company Performance Component of 2012 Annual Bonuses.”
º	The other approximately $1.15 million of aggregate bonus compensation earned by NEOs for 2012 was earned based on individual executive performance, as described further on pages [34] – [35] of this Proxy Statement under the heading “Performance-Based Annual Bonuses Earned for 2012 — Individual Performance Component of 2012 Annual Bonuses.”

•	A significant portion of 2012 annual bonus compensation for NEOs was paid in the form of equity awards with a mandatory three-year holding period. For 2012, the Committee used a methodology for making annual bonus payments to NEOs which resulted in only a portion of annual bonuses being paid in cash, with the remaining portion being paid in the form of equity awards with a mandatory three-year holding period. For example, Redwood’s CEO, Mr. Hughes, received approximately 39% of his 2012 annual bonus compensation in the form of equity awards with a mandatory three-year holding period and received approximately 61% of his 2012 annual bonus compensation in cash.
º	For 2012 annual bonus payments, the Committee’s methodology provided that for any annual bonus amount that exceeded an amount equal to the base salary of that NEO as in effect at the end of 2012 would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period.
º	Under this methodology, as the amount of an NEO’s annual bonus increases above the amount equal to that NEO’s base salary, a greater proportion of that NEO’s annual bonus will be invested in the future financial performance of Redwood, which the Committee believes results in an appropriate alignment of executive and stockholder interests.

The table on page [36] of this Proxy Statement under the heading “Application of Formula for Determining Form of Payment of Performance-Based Annual Bonuses to Total Bonus Amounts Earned for 2012” sets forth the portions of each NEO’s total 2012 annual bonus that were paid in cash and were paid in the form of vested DSUs with a mandatory three-year holding period.

•	Compensation paid to NEOs continued to be aligned with the interests of stockholders by delivering approximately 50% of total 2012 compensation to NEOs in the form of equity-based awards. For 2012, aggregate compensation earned by NEOs totaled approximately $16.5 million, of which approximately $8.5 million (or approximately 50%) was in the form of equity-based awards that vest over three- or four-year periods or that have a mandatory three-year holding period. The Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of executives with those of long-term Redwood stockholders.
•	The Committee continued to use performance-based equity awards in 2012 for NEOs. Of the long-term equity-based incentive awards granted in the fourth quarter of 2012 to NEOs, 50% were performance-based awards that will vest after three years based on the extent to which total stockholder return over the December 2012 to December 2015 three-year period is positive. If total stockholder return (TSR) over the December 2012 to December 2015 three-year period is negative, then none of these performance-based awards will vest. The performance-based equity awards granted to NEOs in the fourth quarter of 2012 are further described on pages [36] – [39] of this Proxy Statement under the heading “2012 Long-Term Equity-Based Incentive Awards.”

•	For 2012, Redwood’s performance-based compensation philosophy resulted in NEOs earning a combination of different types of compensation for achieving both short-term and long-term business objectives. The charts below illustrate how total 2012 compensation of the CEO and of the NEOs as a group was allocated among the differing forms of compensation described above.

CEO Compensation — 2012

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Aggregate NEO Compensation  — 2012

•	The Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. During 2012, the Committee continued to impose mandatory holding periods on equity grants to NEOs. For example, deferred stock units (DSUs) granted in December 2012 to NEOs that vest on a pro-rata basis over four years (i.e., approximately one-quarter of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period — with the result that none of underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date. A further discussion of these mandatory holding periods is set forth on pages [39] – [40] of this Proxy Statement under the heading “Mandatory Holding Periods for 2012 Long-Term Equity-Based Incentive Awards.”

•	The Committee continued to maintain a “clawback” policy with respect to bonus and incentive payments made to executive officers. Under Redwood’s “clawback” policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers. A further discussion of the “clawback” policy is set forth on page [47] of this Proxy Statement under the heading “Clawback Policy with Respect to Bonus and Incentive Compensation.”
•	The Committee increased the executive stock ownership guideline applicable to Redwood’s CEO. In December 2012, the Committee conducted a review of its executive stock ownership guidelines and determined to increase the guideline applicable to the CEO. As a result, Redwood’s CEO is now required to own stock with a value at least equal to six times his current salary, an increase from the prior guideline of five times current salary. A further discussion of the executive stock ownership guidelines is set forth on pages [40] – [41] of this Proxy Statement under the heading “Executive Stock Ownership Guidelines.”
•	Redwood prohibits the use of margin, pledging, and hedging in respect of Redwood shares held by executives. Under Redwood’s Insider Trading Policy, Redwood’s executive officers may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of Redwood’s executive stock ownership guidelines. A further discussion of these prohibitions is set forth on page [41] of this Proxy Statement under the heading “Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executives.”
•	Redwood does not provide for excise tax gross-ups for change-in-control severance payments. Redwood does not have any employment agreement in place with any executive (or any other employee) that provides for an excise tax gross-up. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

End of Executive Summary of CD&A

Stockholders’ Most Recent “Say-on-Pay” Votes

At both of Redwood’s 2012 and 2011 annual meetings of stockholders, stockholders had the opportunity to cast an advisory vote on executive compensation. At both of those annual meetings, more than 90% of the votes cast in respect of “say-on-pay” were voted “FOR” approval of the compensation of the named executive officers (NEOs) as disclosed in the 2012 and 2011 proxy statements, respectively. The Committee has considered the results of the 2012 and 2011 “say-on-pay” votes and believes that the overwhelming support of Redwood stockholders in these votes generally reflects support for Redwood’s approach to executive compensation. This support was one of the factors the Committee took into account in not making material changes during 2012 to Redwood’s performance-based compensation philosophy for executive officers or to the components of executive compensation. At Redwood’s 2011 annual meeting of stockholders, stockholders also voted in favor of a proposal to hold a “say-on-pay” vote every year. In the future, the Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

Overall Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood’s executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support corporate performance without creating risks that are likely to have a material adverse effect on Redwood.

Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Components of Compensation in 2012

In 2012, cash compensation for Redwood’s NEOs included a base salary and the cash portion of a performance-based annual bonus. The non-cash portion of 2012 annual bonuses was paid in the form of equity awards with a mandatory three-year holding period. Annual bonuses for 2012 were primarily determined based on a company performance bonus formula, with individual performance a secondary determinant. Redwood seeks to have an executive compensation structure under which annual bonus compensation is earned upon achievement of performance targets. The Committee generally intends that the base salary and annual bonus targets for each NEO be appropriate in comparison to a market-based benchmark of the median base salary and target annual bonus compensation for each NEO. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside opportunity so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee are determined with the assistance of the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), through a process that included reviewing compensation practices of a peer group of companies. The peer group used for this purpose consists of companies with similar size and complexity that are competitors of Redwood, including competitors for executive talent and capital. Other market-based benchmarks used by the Committee are determined through the review of supplemental data relating to certain NEO positions obtained from McLagan, a third party firm that is nationally recognized as qualified to provide such data. The peer group of companies used by the Committee in 2012 for competitive benchmarking comparisons and the other data used for benchmarking comparisons are further described on pages [27] – [28] of this Proxy Statement under the heading “Compensation Benchmarking for 2012.”

The target level for Redwood’s 2012 financial performance used in determining the component of 2012 annual bonuses based on company financial performance was an annual adjusted return on equity (Adjusted ROE) between 7.75% and 8.75%. Adjusted ROE is a non-GAAP performance measure that is defined and described on pages [29] – [33] of this Proxy Statement under the heading “2012 Performance-Based Annual Bonus Compensation.” For annual Adjusted ROE performance above or below the target level, it is the Committee’s intention that the compensation program results in annual bonus compensation for NEOs that is appropriately above or below the annual bonus amount that would be earned at the target level of performance, as applicable. To a lesser degree, annual bonus compensation also varies as a function of individual performance.

With respect to long-term equity-based compensation, the Committee generally seeks to grant annual incentive awards to NEOs at levels that exceed the market-based benchmark median, with the market-based benchmark determined in the same manner as described above with respect to base salary and target annual bonus. These awards provide an incentive to create long-term stockholder value, encourage employment retention, and build executive ownership. In particular, for 2012, the value of annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•	Competitive pressure on NEO compensation levels (from higher-paying related market sectors) that results from Redwood using a review of the median of the market-based benchmark in establishing the base salary and target level of annual performance-based bonuses for each NEO should be addressed by making long-term equity-based awards with values that approximate the 75th percentile of the market-based benchmark;

•	Determinations regarding the value of long-term equity-based awards made to NEOs should also take into account Redwood’s company performance and each NEO’s individual performance; and
•	NEO compensation earned and realized from long-term equity-based awards should correlate with long-term stockholder value creation through dividend distributions and share-price growth over, at a minimum, the vesting and mandatory holding periods determined by the Committee to be appropriate.

NEOs are provided with other benefits that are also generally provided to other officers and employees of Redwood on the same terms and conditions as provided to the NEOs. These benefits, which are further described below on pages [45] – [46] within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s 401(k) plan, employee stock purchase plan, and deferred compensation plan. In addition, certain NEOs are entitled to severance and change in control benefits in the circumstances described below on pages [45] – [46] within this CD&A under the heading “Severance and Change of Control Arrangements.”

Determination of Compensation for 2012

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. Redwood’s NEOs for 2012 are listed on pages [20] – [21] of this Proxy Statement within the “Executive Summary of CD&A.”

The process for determining NEO compensation is dynamic and compensation levels are evaluated throughout each year, with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As has been its practice for a number of years, for 2012 the Committee directly engaged and used the services of a nationally recognized compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. Cook & Co. reports directly to the Committee and acts as the Committee’s compensation consultant regarding director, executive officer, and other compensation-related matters. Cook & Co. is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with Cook & Co. In addition, the Committee conducted an assessment of the independence of Cook & Co. and concluded that no conflict of interest existed that would result in Cook & Co. not being able to provide advice to the Committee independently from management.

On an annual basis, Cook & Co. reviews the compensation program for Redwood’s executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the compensation program is aligned with Redwood’s compensation philosophy. Cook & Co. also provides the Committee with data regarding compensation practices among Redwood’s peer group and analyzes the compensation levels and targets of each NEO. The analysis prepared by Cook & Co. covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives (including year-to-year comparisons), and also reviews benefit and perquisite offerings of Redwood, as well as total equity ownership in Redwood by each NEO (and the value of those equity stakes at different share prices). Cook & Co.’s analysis assists the Committee in understanding the extent to which different components of each NEO’s compensation are above or below market levels (based on Redwood’s peer group and on other supplemental benchmarking data) and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation.

In addition, Cook & Co. assists the Committee in determining the aggregate amounts, form, and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment, and reflecting input from Cook & Co., the compensation package for each NEO consists of a base salary, a performance-based annual bonus, and a long-term equity-based award, with a significant portion of compensation allocated to the variable annual bonus and the long-term equity-based award components to appropriately align total executive compensation with Redwood’s financial performance and each NEO’s individual performance. Each of these compensation elements is reviewed by the Committee annually with respect to each NEO.

As part of its process for making year-end 2012 compensation determinations for NEOs, the Committee considered the following recommendations:

•	Mr. Hughes and Mr. Nicholas provided the Committee with their performance evaluations and Mr. Hughes provided the Committee with his recommendation with respect to the compensation of Mr. Nicholas;
•	Mr. Hughes and Mr. Nicholas made joint recommendations with respect to the compensation of all of the other NEOs; and
•	Cook & Co. provided directional recommendations regarding the components of the compensation for all of the NEOs based on peer comparisons and other supplemental benchmarking data, as well as on Redwood’s compensation philosophy, as described above.

In addition, as part of its process for making year-end 2012 compensation determinations for NEOs, the Committee was provided with self-assessments from NEOs that addressed individual performance over the year. The Committee reviewed these self-assessments and took them into consideration when determining the level of compensation earned by each NEO for 2012.

With respect to Ms. Merdian, in connection with her ceasing to act as Chief Financial Officer and her departure from being an employee of Redwood as of March 9, 2012, Redwood and Ms. Merdian entered into a separation agreement which provided for a $200,000 separation payment to be made to Ms. Merdian and for the forfeiture of all unvested equity-based awards previously awarded to Ms. Merdian. The amount of this separation payment was determined after reviewing Redwood’s past practice with respect to the departure of senior officers, which Redwood believes is generally consistent with market practice. Prior to Redwood entering into the separation agreement with Ms. Merdian, the Committee reviewed and approved the terms of the agreement.

Compensation Benchmarking for 2012

As in prior years, in 2012 the Committee asked Cook & Co. to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. Cook & Co.’s market pay analysis relied in part on publicly disclosed executive compensation data from a group of peer companies and, due to the fact that not all of the peer group companies publicly disclose executive compensation information for officers with responsibilities comparable to some of Redwood’s NEOs, in part on supplemental data obtained from McLagan, a third party firm engaged by Redwood that is nationally recognized as qualified to provide such data. The supplemental data obtained from McLagan was reviewed and analyzed by Cook & Co., who advised the Committee that both they and the Committee could reasonably rely on the supplemental data. Redwood also uses compensation-related data and consulting services from McLagan and certain of its affiliates, including for determining compensation for employees who are not NEOs.

The Committee considers the use of market-based compensation analysis, including analysis of a peer group of companies, important for competitive positioning in attracting and retaining executive talent. In connection with the competitive pay analysis prepared by Cook & Co., the Committee, after consultation with Cook & Co., designated a peer group of companies to be used in preparing the analysis. The peer group was intended to include companies with which Redwood competes for business, capital, and/or executive talent. The peer group was determined using objective criteria by including publicly-traded, U.S.-based companies in the same or related industry group as Redwood (determined using Global Industry Classification Standard (GICS) codes) with generally comparable net income and company market capitalization value (e.g., companies with average market capitalization values generally between one-third and three-times Redwood’s average market capitalization). Based on GICS codes, companies within the same or related industry group as Redwood include real estate investment trusts (REITs), real estate management and development companies, diversified financial services companies, and capital markets companies (with property REITs, externally-managed companies, and companies in the cash advance or pawn-broker businesses excluded due to the differences between Redwood’s and these types of companies’ business models and compensation practices). In considering the market analysis provided by Cook & Co., the Committee recognized that the peer group did not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood must compete for executive talent. These organizations were not included in the peer group because they have different business economics and pay models than Redwood.

Based on the above-described methodology, the peer group of companies designated by the Committee for use in the competitive pay analysis prepared by Cook & Co. for 2012 consisted of: Artio Global Investors Inc., Capstead Mortgage Corporation, Cohen & Steers, Inc., Duff & Phelps Corporation, Dynex Capital, Inc., Epoch Holding Corporation, Financial Engines, Inc., Greenhill & Co., Inc., Hercules Technology Growth Capital, Inc., HFF, Inc., iStar Financial Inc., Main Street Capital Corporation, MarketAxess Holdings Inc., MFA Financial, Inc., NewStar Financial, Inc., Northstar Realty Finance Corporation, PHH Corporation, Piper Jaffray Companies, Stifel Financial Corp., and Triangle Capital Corporation.

The Committee reviews the list of peer companies on an annual basis to confirm that they continue to meet the Committee’s criteria for inclusion. The Committee also takes into consideration changes in real estate and capital markets and changes in competitors. Accordingly, the companies included as peers may change from year to year as a result of this review. In particular, the following companies, which were within the peer group of companies designated by the Committee for use in the prior year’s competitive pay analysis prepared by Cook & Co., were not within the 2012 peer group described above: Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, RAIT Financial Trust, AllianceBernstein Holding L.P., Altisource Portfolio Solutions S.A., CBOE Holdings, Inc., Credit Acceptance Corporation, Encore Capital Group, Inc., Janus Capital Group, Inc., Knight Capital Group, Inc., Nelnet, Inc., Portfolio Recovery Associates, Inc., W.P. Carey & Co. LLC, and World Acceptance Corporation. These companies were not included within the 2012 peer group due to changes in the relative net income and company market capitalization value between Redwood and these companies, as well as due to changes in Redwood’s business model and competitive posture in relation to these companies.

2012 Base Salaries

Base salary is a traditional component of executive compensation. Redwood seeks to establish base salaries for NEOs after reviewing a market-based benchmarked median for similar executives, as well as the experience, skills, and responsibilities of each NEO. The Committee reviews base salaries as one part of overall compensation for the NEOs annually. The Committee may make adjustments to base salary in connection with this annual review or at other times based on the executive’s experience and responsibilities and after consideration of other components of compensation and consideration of the competitive levels necessary for executive retention.

In December 2011, the Committee determined, after consultation with Cook & Co., that the 2012 base salaries for each of the following NEOs would be as follows:

•	The 2012 base salary for Mr. Hughes, Redwood’s CEO, remained at its year-end 2011 level of $700,000.
º	As a result, the base salary paid for the position of CEO remained for 2012 at the same level that has been in place at Redwood for that position since 2007.
•	The 2012 base salary for Mr. Nicholas, Redwood’s President, remained at its year-end 2011 level of $500,000.
º	As a result, Mr. Nicholas’ base salary remained for 2012 at the same level that has been in place for him since 2007.
•	The 2012 base salary for Mr. Matera, Redwood’s Chief Investment Officer, remained at its year-end 2011 level of $400,000.
º	As a result, Mr. Matera’s base salary remained for 2012 at the same level that has been in place for him since 2010.

•	The 2012 base salary for Mr. Chisholm, a Managing Director of Redwood, was increased from $400,000 to $475,000.
º	Mr. Chisholm’s base salary was increased after review of market data and consideration of competitive factors.
•	The 2012 base salary for Ms. Merdian, Redwood’s former Chief Financial Officer, remained at its year-end 2011 level of $400,000.
º	As a result, Ms. Merdian’s base salary remained for 2012 at the same level that had been in place for her since 2010.

In addition, in connection with Ms. Merdian’s departure from employment with Redwood, and effective March 9, 2012, Christopher J. Abate was named Redwood’s interim Chief Financial Officer. At the time he was named interim Chief Financial Officer, Mr. Abate’s base salary rate for 2012 was set at $250,000 per annum, which was ratified by the Committee on March 9, 2012. Subsequently, in September 2012, Mr. Abate was named Chief Financial Officer and his 2012 base salary rate was increased at that time to $350,000 per annum, as approved by the Committee on August 31, 2012. Consequently, base salary actually paid to Mr. Abate during 2012 was $283,333.

2012 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance, including each NEO’s contribution to Redwood’s performance. Each NEO’s annual bonus is based on the Committee’s review of the satisfaction of a specific pre-established target level of Redwood financial performance and specific individual performance measures.

In order to align the interests of Redwood’s NEOs with the interests of its long-term stockholders, the Committee determined during the first quarter of 2012, after consultation with Cook & Co., that 2012 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of company financial performance, with this component of bonus compensation being referred to as the company performance component of target bonus or company performance bonus; and
•	25% on the achievement of pre-established individual goals, with this component of bonus compensation being referred to as the individual performance component of target bonus or individual performance bonus.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on the achievement of the target level of company financial performance, while also providing incentives for achievement of individual goals that the Committee believes are in the interests of Redwood and its stockholders, but which may be difficult to quantitatively link directly to company financial performance. The Committee also determined that for 2012 the individual performance component of the bonus could be earned up to 200% of the target amount for that component depending on the Committee’s assessment of individual performance, subject to adjustment when circumstances warrant at the discretion of the Committee (although, once determined, the Committee did not exercise its discretion during 2012 to adjust this aspect of the compensation program).

During the first quarter of 2012, after a review of Redwood’s compensation program, and following consultation with Cook & Co., the Committee determined to continue to use in 2012 the same financial metric to underlie the company performance bonus formula that was used in 2011 (and prior years) and the specific financial performance thresholds described below. As noted above, the company performance bonus formula is based on Adjusted ROE, which is defined as income determined in accordance with GAAP divided by average core equity. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss). The company performance bonus formula for 2012 was subject to adjustment if circumstances warranted at the discretion of the Committee (although, after this formula was established in the first quarter of 2012, the Committee did not exercise its discretion during 2012 to adjust this aspect of the compensation program).

The Committee believes that Adjusted ROE generally provides an appropriate measurement of Redwood’s financial performance because, as a company whose primary source of earnings is income from real estate-related debt investments, the use of average core equity reflects the amount of capital Redwood has to invest, as it excludes the effect of unrealized market valuation adjustments.

During the second half of 2011 and the first quarter of 2012, the Committee (in consultation with, and taking into account input from, management, Cook & Co., and the Board of Directors) undertook a review of the formula used in determining the company performance component of annual bonuses for executive officers. This included a review of the company financial performance levels, or thresholds, at which company performance bonuses would be earned at target levels, as well as a review of the company financial performance threshold below which no company performance bonuses would be earned. Also included was a review of the company performance bonuses that would be earned for various levels of company financial performance above and below target performance.

The Committee decided, as a result of its review, to continue its practice of using thresholds determined at the beginning of each year and set based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2011, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in real-estate related debt instruments. Returns that Redwood can earn on new real-estate related debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate.

The Committee believes that setting a target Adjusted ROE performance threshold at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive investment returns for Redwood (and align the interests of executives and stockholders in seeking this level of return), without exposing Redwood to inappropriate risk. If risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance thresholds used in the formula for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same returns in a lower interest environment would necessitate taking greater investment or other risks. Conversely, if risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance thresholds used in the formula for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same returns in a higher interest rate environment would only require lower risk, lower yielding investments. Overall, the Committee believes that the use of a performance target that varies from year to year will provide the Committee with the ability to annually adjust compensation incentives in a manner consistent with Redwood’s business model.

Based on the above-described review of the company performance bonus formula and performance thresholds, and after consultation with Cook & Co., the Committee made the following determinations with respect to company performance bonuses for NEOs for 2012:

•	The target performance threshold (i.e., the level of company financial performance at which the target company performance bonus would be earned) for 2012 would be Adjusted ROE equal to 7.75%, determined based on a risk-free rate of 1.75% plus an incremental premium of 6%.
º	The risk-free rate was determined by taking the average interest rate during the prior two calendar years for five-year U.S. Treasury obligations, which average interest rate was 1.75% (after rounding up to the nearest 0.25%). A five-year risk-free interest rate was used because it generally corresponds to the weighted average duration of investments historically made by Redwood.
º	The incremental premium of 6% was determined by the Committee after a review of various factors, including market rates for real estate-related debt obligations and Redwood’s business model. The use of a 6% incremental premium was intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and stockholders in seeking this level of return), without exposing Redwood to inappropriate risk.
•	No company performance bonus would be earned if Adjusted ROE was 4% less than the target company performance threshold (i.e., no company performance bonus would be earned if Adjusted ROE was 3.75% or less).
º	The use of an initial performance threshold of 4% less than the target performance threshold for 2012 represents a determination that 2012 financial performance, as measured by Adjusted ROE, would need to exceed 3.75% in order to make the payment of any level of company performance bonus for 2012 appropriate.
•	Company performance bonuses for 2012 in excess of the target for those bonus amounts would not be earned unless Adjusted ROE was more than 1% above the target company performance threshold of 7.75% (i.e., no above-target company performance bonus would be earned unless Adjusted ROE was more than 8.75%).
º	The use of a performance threshold for above-target company performance bonuses of 1% above the target performance threshold for 2012 represents a determination that the minimum level of Adjusted ROE necessary for the payment of any above-target company performance bonus should be consistent with the level of financial performance required in order for 2012 net income to approximate the aggregate dividend distributions made to stockholders in respect of 2012.
º	As noted below, each NEO was subject to a maximum total bonus for 2012.

As a result of the Committee’s decisions, including those described above, the company performance bonus formula used in 2012 for NEOs was as follows:

•	For Adjusted ROE of less than or equal to 3.75%, no company performance bonus would be earned;
•	For Adjusted ROE between 3.75% and 7.75%, the company performance bonus would be pro-rated between 0% and 100% of the target company performance bonus;
•	For Adjusted ROE between 7.75% and 8.75%, 100% of target company performance bonus would be earned; and
•	For Adjusted ROE in excess of 8.75%, subject to the maximum total bonus for each NEO noted below:
º	if Adjusted ROE was less than or equal to 20%, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%;
º	if Adjusted ROE was greater than 20%, the company performance bonus for an NEO would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus would increase by one-third of the total target bonus for that NEO for every 1% increase in Adjusted ROE above 8.75% Adjusted ROE; and
º	because total annual bonus is used in the formulas described in the two immediately preceding bullet points, solely for the purpose of calculating the increase in company performance bonus in accordance with the described formulas, an individual performance bonus equal to 100% of the target for the individual performance bonus was assumed (although it would not affect the calculation of that NEO’s company performance bonus, an NEO could, in fact, earn an individual performance bonus of more or less than 100% of the target for that NEO’s individual performance bonus).

Using a formula for 2012 that would result in a pro-rated portion of the company performance bonus being earned for Adjusted ROE between the target performance threshold and 4% below that threshold was determined as appropriate to reward some levels of financial performance below the target level; and continuing to maintain a formula that resulted in a company performance bonus in excess of target for Adjusted ROE above 8.75% was determined as appropriate to reward financial performance that exceeded the upper end of the target range.

As in past years, during 2012, the company performance bonus formula was subject to adjustment if circumstances warranted at the discretion of the Committee. In December 2012, the Committee reviewed certain accounting changes that had been implemented by Redwood during 2012 and their impact on the Redwood’s 2012 financial results. In connection with this review, the Committee considered whether any of the accounting changes made after the establishment of the company performance bonus formula for 2012 should result in an adjustment to that formula prior to the use of that formula in the determination of 2012 company performance bonuses. After discussion and consultation with Cook & Co., the Committee determined not to exercise its discretion to make any adjustment to the company performance bonus formula for 2012. The Committee made this determination based on, among other factors, the fact that the Committee did not believe that these accounting changes, had they been implemented prior to the establishment of the company performance bonus formula for 2012, would have had a significant impact on the Committee’s determination of the formula or the underlying performance goals.

In December 2011, the Committee determined, after discussion with Cook & Co., that the target bonus percentages (which are percentages of base salary) for 2012 for Mr. Hughes, Mr. Nicholas, and Mr. Chisholm would be increased from the level established for 2011 and for Mr. Matera and Ms. Merdian would remain the same as they were for 2011. The increases for Mr. Hughes, Mr. Nicholas, and Mr. Chisholm were made after a review of the market-based benchmark for their positions and consideration of competitive factors. As noted above, effective March 9, 2012, Christopher J. Abate was named Redwood’s interim Chief Financial Officer. At the time he was named Redwood’s interim Chief Financial Officer, Mr. Abate’s target bonus percentage for 2012 was set at 75%, which was ratified by the Committee on March 9, 2012. Subsequently, in September 2012, Mr. Abate was named Chief Financial Officer and his 2012 target bonus percentage was increased at that time to 100% with respect to the period from September 2012 through the end of 2012, which was approved by the Committee in August 2012.

The table below sets forth the 2012 target annual bonuses that were established for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of these target annual bonus amounts.

NEO	2012 Base Salary (per annum)	2012 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2012 Target Annual Bonus ($)	Individual Performance Component of 2012 Target Annual Bonus ($)	Total 2012 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$700,000	175%	$918,750	$306,250	$1,225,000
Mr. Nicholas, President	$500,000	160%	$600,000	$200,000	$800,000
Mr. Abate, Chief Financial Officer
January 1 – August 31, 2012	$250,000	75%	$93,750	$31,250	$125,000
September 1 – December 31, 2012	$350,000	100%	$87,500	$29,167	$116,667
Total – Mr. Abate			$181,250	$60,417	$241,667
Mr. Matera, Chief Investment Officer	$400,000	100%	$300,000	$100,000	$400,000
Mr. Chisholm, Managing Director	$475,000	125%	$445,313	$148,437	$593,750
Ms. Merdian, Former Chief Financial Officer	$400,000	100%	$300,000	$100,000	$400,000

The Committee also determined prior to the end of the first quarter of 2012 that individual performance in 2012 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2012 — Individual Performance Component of 2012 Annual Bonuses.” As in past years, during 2012 these individual factors and goals were subject to adjustment if circumstances warranted, at the discretion of the Committee.

The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2012 would continue to be $5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

Form of Payment of 2012 Performance-Based Annual Bonuses.

At its meeting in March 2012, the Committee also decided, after consultation with Cook & Co., that performance-based annual bonuses earned by NEOs for 2012 that exceeded a specified dollar amount would not be paid fully in cash, but would instead be paid in part in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period, with the cash and vested DSU portions to be determined based on the step function formula established in 2011 for this purpose. Subsequently, in December 2012, the Committee reviewed this formula and, after taking into account competitive, equitable, and other considerations, determined to simplify the formula to provide that the cash and vested DSU portions of annual bonuses earned by NEOs for 2012 would be determined as follows: with respect to any 2012 annual bonus amount for an NEO that exceeds an amount equal to the base salary of that NEO as in effect at the end of 2012, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period. Under this formula, as the amount of an NEO’s annual bonus increases above the amount equal to that NEO’s base salary, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of NEOs’ annual bonuses in the future financial performance of Redwood, which the Committee believes results in a greater alignment of executive and stockholder interests.

Performance-Based Annual Bonuses Earned for 2012

Annual performance-based bonuses earned by NEOs for 2012 consisted of both a company performance component and an individual performance component. A further discussion of the Committee’s process for determining each of these components is set forth below.

Company Performance Component of 2012 Annual Bonuses.  The company performance component of each NEO’s annual bonus for 2012 was determined by the Committee in the context of Redwood’s financial performance during the year. As described above on page [22] of this Proxy Statement within the “Executive Summary of CD&A,” Redwood’s financial performance in 2012 was strong. During 2012, Redwood reported annual net income of $132 million, resulting in a 13.35% return on equity (ROE), based on its 2012 financial results as reported under GAAP. Over the course of 2012, Redwood’s book value per share increased by $2.59 per share (or approximately 23%) while Redwood continued to pay a dividend of $0.25 per share per quarter. Additionally, Redwood’s total stockholder return (TSR) for 2012 was approximately 79%.

Under the company performance bonus formula for 2012, which is described above on pages [29] – [33] of this Proxy Statement under the heading “2012 Performance-Based Annual Bonus Compensation,” Adjusted ROE for 2012 was 13.97%, which was above the target performance threshold established by the Committee for 2012. (As described above, Adjusted ROE is defined as income determined in accordance with GAAP divided by average core equity. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss).)

Accordingly, the company performance component of each NEO’s annual bonus for 2012 was determined by applying 2012 Adjusted ROE to the previously established bonus formula, with the result that each NEO (other than Ms. Merdian, whose employment as Chief Financial Officer terminated on

March 9, 2012) earned a company performance component of annual bonus that was above that NEO’s target amount for the company performance component. The target amount of this component of annual bonus, the percentage of that target amount earned, and the total amount of the 2012 company performance component of annual bonus earned for each NEO is set forth in the table below.

NEO(1)	Company Performance Component of 2012 Target Annual Bonus ($)	% of Company Performance Component Earned	2012 Company Performance Component of Annual Bonus Earned ($)(2)
Mr. Hughes, Chief Executive Officer	$918,750	285%	$2,622,643
Mr. Nicholas, President	$600,000	285%	$1,712,747
Mr. Abate, Chief Financial Officer	$181,250	220%	$399,411
Mr. Matera, Chief Investment Officer	$300,000	285%	$856,373
Mr. Chisholm, Managing Director	$445,313	285%	$1,271,179

(1)	Ms. Merdian’s employment as Chief Financial Officer terminated on March 9, 2012. As a result, Ms. Merdian did not receive a 2012 annual bonus.
(2)	In accordance with the formula described above on pages [33] – [33] of this Proxy Statement under the heading “Form of Payment of 2012 Performance-Based Annual Bonuses,” a portion of each NEOs 2012 annual bonus was paid in the form of a grant of vested deferred stock units (DSUs) with a mandatory three-year holding period.

Individual Performance Component of 2012 Annual Bonuses.  For 2012, the individual performance components of annual bonuses were determined after a review of the individual achievements of each NEO and each NEO’s contribution to the collective achievements of the senior management team, as well as a review of competitive considerations. The Committee’s review of individual performance included a review of each NEO’s self-assessment, the assessment by Mr. Hughes of Mr. Nicholas, the joint assessment by Mr. Hughes and Mr. Nicholas of the other NEOs, and input from Cook & Co. Among other factors, the Committee considered each of the goals noted below in assessing individual performance for 2012. With respect to each of these goals, the Committee noted various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive review.

•	Goal: Grow Redwood’s residential mortgage loan business and Sequoia securitization platform into a profitable business — the Committee evaluated achievement of this goal in the context of various factors, including that during 2012 Redwood acquired approximately $2.3 billion of jumbo residential mortgage loans, executed six private-sector securitizations of jumbo residential mortgage loans (with an aggregate amount of loans securitized during 2012 of approximately $2 billion), established business and contractual arrangements with multiple counterparties for the sale of residential mortgage loans to Redwood (with more than 60 of these arrangements being in place at the end of 2012), and generated significant profits through the securitization of residential mortgage loans while maintaining the strong reputation and brand of the Sequoia securitization platform.
•	Goal: Profitably expand Redwood’s commercial real estate lending platform — the Committee evaluated achievement of this goal in the context of various factors, including that during 2012 Redwood’s commercial real estate lending platform originated more than $150 million of commercial real estate mezzanine loans and investments with attractive risk-adjusted investment yields, originated more than $20 million of senior commercial mortgage loans and profitably sold those senior loans to different counterparties, and did not experience any credit losses in respect of the portfolio of commercial real estate mezzanine loans and investments it had originated.
•	Goal: Optimize utilization of Redwood’s equity and long-term debt capital — the Committee evaluated achievement of this goal in the context of various factors, including that during 2012 Redwood was able to establish two new warehouse lines of credit to finance holdings of residential mortgage loans, establish a warehouse line of credit to finance holdings of commercial real estate loans and investments, execute a securitization transaction to establish non-recourse financing for a portfolio of commercial real estate loans and investments, evolve its interest rate risk hedging policies and procedures to become more capital efficient, and improve its capital management by entering into preliminary underwriting engagements for certain Sequoia securitizations.
•	Goal: Demonstrate scalability of operations — the Committee evaluated achievement of this goal in the context of various factors, including that during 2012 Redwood’s operating expenses were within budget across business areas and administrative departments, Redwood’s business operations increased revenues at a faster rate than associated operating expenses, and achieved a goal of keeping operating expenses below a designated percentage of capital.
•	Goal: Maintain and build strong relationships with policymakers, industry groups, and counterparties that are key to Redwood’s business — the Committee evaluated achievement of this goal in the context of various factors, including that during 2012 management regularly met with business counterparties, capital providers, and securitization investors that are focused on a robust private sector role for residential mortgage financing, Redwood established relationships with counterparties that are important to continuing to expand its commercial real estate lending platform, and management engaged in a regular dialogue with policymakers, lawmakers, and industry groups regarding securitization and residential mortgage lending reforms and the role of the private sector in residential mortgage finance.

Based on the above-described review of each NEO’s individual achievements and their contribution to the collective achievements of the executive team, the Committee determined the individual performance component of annual bonuses for each NEO for 2012. The target amount of this component of annual bonus, the percentage of that target amount earned, and the resulting 2012 individual performance component of annual bonus for each NEO is set forth in the table below.

NEO(1)	Individual Performance Component of 2012 Target Annual Bonus ($)	% of Individual Performance Component Earned	2012 Individual Performance Component of Annual Bonus Earned ($)(2)
Mr. Hughes, Chief Executive Officer	$306,250	150%	$459,375
Mr. Nicholas, President	$200,000	150%	$300,000
Mr. Abate, Chief Financial Officer	$60,417	100%	$60,417
Mr. Matera, Chief Investment Officer	$100,000	200%	$200,000
Mr. Chisholm, Managing Director	$148,437	100%	$148,438

(1)	Ms. Merdian’s employment as Chief Financial Officer terminated on March 9, 2012. As a result, Ms. Merdian did not receive a 2012 annual bonus.
(2)	In accordance with the formula described above on page [33] of this Proxy Statement under the heading “Form of Payment of 2012 Performance-Based Annual Bonuses,” a portion of each NEOs 2012 annual bonus was paid in the form of a grant of vested deferred stock units (DSUs) with a mandatory three-year holding period.

Application of Formula for Determining Form of Payment of Performance-Based Annual Bonuses to Total Bonus Amounts Earned for 2012

As described above on page [33] of this Proxy Statement under the heading “Form of Payment of 2012 Performance-Based Annual Bonuses,” the Committee determined that any 2012 annual bonus amount for an NEO that exceeded an amount equal to the base salary of that NEO as in effect at the end of 2012 would be paid 50% in cash and 50% in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period. As noted above, annual bonuses earned by NEOs for 2012 consisted of both a company performance component and an individual performance component, with the sum of the two components also being referred to as an NEO’s total 2012 annual bonus. The table below sets forth the application of this formula to the total 2012 annual bonus amounts for each NEO and shows the portions of each NEO’s total 2012 annual bonus that were paid in cash and in the form of vested DSUs with a mandatory three-year holding period.

NEO(1)	Total 2012 Annual Bonus Earned ($)	Portion of Total 2012 Bonus Paid in Cash ($/%)	Portion of Total 2012 Bonus Paid in DSUs(2) ($/%)
Mr. Hughes, Chief Executive Officer	$3,082,018	$1,891,009/61%	$1,191,009/39%
Mr. Nicholas, President	$2,012,747	$1,256,374/62%	$756,373/38%
Mr. Abate, Chief Financial Officer	$459,828	$404,915/88%	$54,913/12%
Mr. Matera, Chief Investment Officer	$1,056,373	$728,187/69%	$328,186/31%
Mr. Chisholm, Managing Director	$1,419,617	$947,309/67%	$472,308/33%

(1)	Ms. Merdian’s employment as Chief Financial Officer terminated on March 9, 2012. As a result, Ms. Merdian did not receive a 2012 annual bonus.
(2)	As noted above, these deferred stock units (DSUs) were vested at grant, but subject to a mandatory three-year holding period.

2012 Long-Term Equity-Based Incentive Awards

As discussed above, equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity-based awards. The Committee, in consultation with Cook & Co., determines guidelines and procedures for the issuance of those awards to NEOs. The type and size of awards granted are made based upon a number of factors, including the NEO’s position, responsibilities, and total compensation level, individual and Redwood financial performance, competitive factors, and market-based benchmarks. The Committee also takes into consideration each NEO’s past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to the NEOs (and to other executives and employees) at the regularly scheduled fourth quarter meeting of the Committee (which for 2012 occurred on December 7, 2012). The date of this meeting was determined more than six months in advance as part of the normal process for scheduling Board of Directors and Committee meetings. On December 7, 2012, the Compensation Committee made 2012 year-end long-term equity-based awards to NEOs in two forms: deferred stock units (DSUs) and performance stock units (PSUs). The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 7, 2012 will vest over four years, with 25% of each award vesting on January 31, 2014, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2014), with full vesting of the final 6.25% on December 19, 2016. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients in shares of common stock not later than December 30, 2016, unless distribution is electively deferred by a recipient under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each NEO was determined based on a dollar amount for each award, which was divided by the closing price of the Redwood’s common stock on the NYSE on the trading day immediately prior to grant.

The terms of the DSUs granted on December 7, 2012 are generally consistent with the terms of the DSUs awarded to NEOs in December 2011. These terms are established under a deferred stock unit award agreement and Redwood’s 2002 Incentive Plan and include provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control.

•	The PSUs granted on December 7, 2012 are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 6, 2015) based on three-year cumulative total stockholder return (TSR), as follows:
º	If three-year cumulative TSR is negative, then 0% of the PSUs will vest;
º	If three-year cumulative TSR is 25%, then 100% of the PSUs will vest;
•	If three-year cumulative TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;
º	If three-year cumulative TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and
•	If three-year cumulative TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of December 6, 2015 has increased or decreased, as applicable, relative to the Per Share Price as of December 7, 2012 (which was $15.50), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined, as of any date, as the average of the closing prices of a share of Redwood common stock on the NYSE during the forty (40) consecutive trading days ending on the trading day prior to such date. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or some other percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on a 25% cumulative TSR over three years being an attractive level of total stockholder return for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three year period.

Subject to vesting, the shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2015, unless distribution is electively deferred by a recipient under the terms of the Redwood’s Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs. At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. After the vesting of these PSUs in December 2015 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend during that period.

The terms of the PSUs granted on December 7, 2012 are established under a performance stock unit award agreement and Redwood’s 2002 Incentive Plan. These terms include provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control.

An example of how vesting of the PSUs granted on December 7, 2012 could occur is set forth in the bullet points below:

•	Assume for purposes of this example that (i) a recipient had received a PSU grant on December 7, 2012 with a target number of 10,000 PSUs and that the Per Share Price as of December 6, 2015 was $15.50 (i.e., unchanged from the Per Share Price on the grant date of the PSUs) and (ii) a quarterly dividend of $0.28 per share of Redwood common stock was maintained over the three-year vesting period for these PSUs and that the price for Redwood common stock on each dividend payment date during this period was $15.50.
•	Under the above assumptions, Redwood’s “three-year cumulative TSR” over the three-year vesting period would be approximately 24%, with the result that 11,900 underlying shares of Redwood common stock would vest on December 6, 2015. The calculation of the vesting of underlying shares is set forth in the following two bullet points:
º	dividends paid during the vesting period would be reflected by adjusting the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that would have been acquired during the vesting period had all such dividends been reinvested in additional shares on the applicable dividend payment dates (i.e., the target number of PSUs granted in this example would be adjusted upwards by 2,397 (from 10,000 to 12,397)); and
º	based on a 24% three-year cumulative TSR, 96% of the adjusted 12,397 target number of PSUs granted would vest (i.e., 11,900 underlying shares of Redwood common stock would vest on December 6, 2015).

The long-term equity-based awards granted to NEOs in the fourth quarter of 2012 were determined by the Committee in accordance with Redwood’s compensation philosophy (as described above on pages [24] – [26] of this Proxy Statement under the headings “Overall Compensation Philosophy and Objectives” and “Components of Compensation in 2012”) and after receiving input from Cook & Co. The Committee believes that these 2012 long-term equity-based incentive awards reinforce the linkage between the interests of Redwood’s NEOs and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.

The number and grant date fair value of DSUs and PSUs comprising the 2012 long-term equity-based awards granted to each NEO are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
NEO(1)	#	Aggregate Grant Date Fair Value(2)	#	Aggregate Grant Date Fair Value(2)
Mr. Hughes, Chief Executive Officer	69,824	$1,150,000	92,966	$1,150,000
Mr. Nicholas, President	48,573	$800,000	64,672	$800,000
Mr. Abate, Chief Financial Officer	12,143	$200,000	16,168	$200,000
Mr. Matera, Chief Investment Officer	22,769	$375,000	30,314	$375,000
Mr. Chisholm, Managing Director	16,697	$275,000	22,231	$275,000

(1)	Ms. Merdian’s employment as Chief Financial Officer terminated on March 9, 2012. As a result, Ms. Merdian did not receive a 2012 long-term equity-based award. With respect to Mr. Abate, in addition to the long-term equity-based awards granted to Mr. Abate in the fourth quarter of 2012 (which are set forth in this table), at the time of his promotion to Chief Financial Officer, the Committee determined, after consultation with Cook & Co., that Mr. Abate would be granted an award of 17,253 deferred stock units on September 5, 2012 with a grant date fair value of $250,000 (with such grant to be subject to a four year vesting period).
(2)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.

DSUs awarded in 2012 have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend. PSUs awarded in 2012 have attached dividend equivalent rights, resulting in the payment of dividend equivalents (after any vesting in December 2015) each time Redwood pays a common stock dividend. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs; however, at the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. The value of these dividend equivalent rights and the value of any increase in the target number of PSUs to reflect dividends paid during the vesting period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the vesting period are not considered part of the compensation or other amounts reported above in the table of non-employee director compensation under “Director Compensation,” reported below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards

All long-term equity-based incentive awards granted to NEOs during 2012 and to date in 2013 were subject to a mandatory holding period, as described below.

DSUs Granted in February 2012 and September 2012.  In February 2012, Mr. Hughes was paid a portion of his 2011 annual bonus in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to Mr. Hughes in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2015.

In September 2012, in connection with his promotion to Chief Financial Officer, Mr. Abate received a long-term equity-based incentive award in the form of DSUs with a four-year vesting schedule. Notwithstanding this vesting schedule, Mr. Abate is subject to a mandatory holding period with respect to all shares underlying the DSU award made in September 2012 that vest prior to the distribution date (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2017.

DSUs Granted in December 2012.  The DSUs granted to NEOs in December 2012 have the four-year vesting schedule described above on pages [36] – [39] of this Proxy Statement under the heading “2012 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, the NEOs are subject to a mandatory holding period with respect to all shares underlying the DSU awards made in December 2012 that vest prior to the distribution date. Consequently, assuming continued employment of the NEOs receiving those awards, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 19, 2016.

PSUs Granted in December 2012.  The PSUs granted to NEOs in December 2012 have the three-year cliff vesting schedule described above on pages [36] – [39] of this Proxy Statement under the heading “2012 Long-Term Equity-Based Incentive Awards.” Consequently, assuming continued employment of the NEOs receiving these awards, if any of these PSUs vest, the earliest these PSUs will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 6, 2015.

DSUs Granted in February 2013.  As previously noted, in accordance with the function described above on page [33] of this Proxy Statement under the heading “Form of Payment of 2012 Performance-Based Annual Bonuses,” a significant portion of each NEO’s 2012 annual bonus was paid in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2016.

Executive Stock Ownership Guidelines

As described on page [7] of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee has established executive stock ownership guidelines with respect to Redwood’s executive officers. These guidelines are summarized below and the Committee believes that they reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by requiring ownership of Redwood stock by executives and rewarding stockholder value creation. In December 2012, the Committee conducted a review of its executive stock ownership guidelines and determined to increase the guideline applicable to the CEO. As a result, under the guidelines Redwood’s CEO is now required to own stock with a value at least equal to six times his current salary.

Executive Stock Ownership Guidelines
•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units (DSUs) and any other vested shares held pursuant to other employee plans.

For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held and, as of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines either because he or she owned the requisite number of shares or because he or she was within the time period during which the executive is permitted to attain the required level of ownership.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executives

Under Redwood’s Insider Trading Policy, Redwood’s executive officers may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of the executive stock ownership guidelines. Accordingly, Redwood has an established policy applicable to executive officers that prohibits the following:

•	Prohibition on Short Sales of Redwood Securities. Engaging in a short sale of Redwood’s common stock or other securities issued by Redwood is not permitted.
•	Prohibition on Use of Publicly-Traded Options and Derivatives or Other Transactions for Hedging Ownership of Redwood Securities. Transactions in publicly traded options or derivatives that reference Redwood’s common stock or other Redwood securities are not permitted. Accordingly, any such transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are not permitted. Similarly, hedging or monetization transactions in respect of Redwood’s common stock or other securities issued by Redwood are not permitted.
•	Prohibition on Leveraged Purchases or Purchases on Margin of Redwood Securities. Buying Redwood’s common stock or other securities issued by Redwood using borrowed funds, whether effectuated through the use of margin or otherwise, is not permitted.
•	Prohibition on Pledges of Redwood Securities. Redwood’s common stock and other securities issued by Redwood may not be pledged as collateral for a loan or other extension of credit.
•	Prohibition on Use of Margin Accounts to Hold Redwood Securities. To the extent that Redwood’s common stock or other securities issued by Redwood are held in a securities account that allows for purchases of securities on margin (a “margin account”), any use of margin by the account holder (regardless of whether margin is used to acquire such securities or other securities) is in fact a pledge of such securities. To address this, the account holder must either:
º	Refrain from holding Redwood’s common stock or other securities issued by Redwood in a margin account; or
º	Refrain from utilizing the margin feature of the securities account.

Compensation Determinations Relating to 2013

In accordance with its normal practice, at meetings in December 2012 and March 2013, the Committee made certain decisions relating to 2013 compensation for certain NEOs, as further described below.

2013 Base Salaries.  In accordance with its above-described policy and practice relating to establishing base salaries (see discussion above under the heading “2012 Base Salaries” on pages [28] – [29] of this Proxy Statement), the Committee reviewed the base salaries of certain of the NEOs for 2013. This review was made after consultation with Cook & Co. and after review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2012,” and consideration of competitive factors. As a result of this review:

•	The 2013 base salary for Mr. Hughes, Redwood’s CEO, remained at its year-end 2012 level of $700,000.
º	As a result, the base salary paid for the position of CEO remained for 2013 at the same level that has been in place at Redwood for that position since 2007.

•	The 2013 base salary for Mr. Nicholas, Redwood’s President, was increased from $500,000 to $575,000.
º	Mr. Nicholas was promoted to President during 2012, although his base salary was not increased at the time of his promotion. This base salary increase was the only increase for Mr. Nicholas since 2007.
•	The 2013 base salary for Mr. Abate, Redwood’s Chief Financial Officer, remained at its year-end 2012 level of $350,000.
•	The 2013 base salary for Mr. Matera, Redwood’s Chief Investment Officer, was increased from $400,000 to $500,000.
º	Mr. Matera was promoted to Chief Investment Officer during 2012, although his base salary was not increased at the time of his promotion. This base salary increase was the only increase for Mr. Matera since 2010.

The Committee retains the discretion to make adjustments to these base salaries prior to its annual year-end review in December 2013, although it does not currently contemplate any such intra-year adjustments.

2013 Targets for Performance-Based Annual Bonuses.  The Committee also made two determinations regarding 2013 targets for performance-based annual bonuses for NEOs. First, the Committee determined, after consultation with Cook & Co., that 2013 target annual bonuses for each NEO would continue to be weighted 75% based on Redwood company financial performance (i.e., based on Adjusted ROE) and 25% based on individual performance. Second, in accordance with its above-described policy and practice relating to establishing target annual bonuses (see discussion above under the heading “2012 Performance-Based Annual Bonus Compensation” on pages [29] – [33] of this Proxy Statement), and after consultation with Cook & Co. and review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2012,” and consideration of competitive factors, the Committee determined 2013 target annual bonus amounts for certain NEOs.

The table below sets forth the 2013 target annual bonuses (expressed both as a percentage of base salary and in dollars) for certain NEOs assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of the 2013 target annual bonus and a comparison to the target annual bonus percentages that were for applicable for 2012.

NEO	2013 Base Salary	2013 Target Annual Bonus (%)	Change from Total 2012 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2013 Target Annual Bonus ($)	Individual Performance Component of 2013 Target Annual Bonus ($)	Total 2013 Target Annual Bonus ($)(2)
Mr. Hughes, Chief Executive Officer	$700,000	175%	0%	$918,750	$306,250	$1,225,000
Mr. Nicholas, President	$575,000	160%	0%	$690,000	$230,000	$920,000
Mr. Abate, Chief Financial Officer	$350,000	100%	0%	$262,500	$87,500	$350,000
Mr. Matera, Chief Investment Officer	$500,000	125%	25%	$468,750	$156,250	$625,000

(1)	Amounts set forth in the table under “Change from Total 2012 Target Annual Bonus (%)” reflect the increase, if any, in 2013 Target Annual Bonus % from the 2012 Target Annual Bonus % in effect for each NEO at the end of 2012.
(2)	As described below, any annual bonus earned by an NEO for 2013 that exceeds an amount equal to the base salary of that NEO as in effect at the end of 2013 would be paid 50% in cash and 50% in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period.

In addition, as was the case in 2012, the Committee determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2013 will continue to be $5 million for each of Mr. Hughes and Mr. Nicholas, and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

The Committee also determined to continue the practice it adopted for 2012 relating to the form of payment of annual bonuses to NEOs. Accordingly, with respect to any annual bonus paid to an NEO for 2013 that exceeds an amount equal to the base salary of that NEO as in effect at the end of 2013, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Individual Performance Component of 2013 Target Bonus.  During the first quarter of 2013, the Committee reviewed and approved factors and goals that will be used over the course of 2013 to evaluate each NEO’s individual performance in 2013 and which will be used at the end of 2013 as a basis for the Committee’s individual performance bonus determinations. As in past years, during 2013 these individual factors and goals will be subject to adjustment should circumstances warrant at the discretion of the Committee. Consistent with its determination for 2012, the Committee also determined that for 2013 the individual performance component of the bonus could be earned up to 200% of the target amount for that component depending on the Committee’s assessment of individual performance, subject to adjustment when circumstances warrant at the discretion of the Committee.

Company Performance Component of 2013 Target Bonus.  During the first quarter of 2013, the Committee made the following determinations with respect to company performance bonus formula for use in 2013 for NEOs:

•	Consistent with the methodology it established for 2012, for 2013 the target performance threshold (i.e., the level of company performance at which the target company performance bonus will be earned) will be Adjusted ROE equal to a risk-free rate plus an incremental premium.
º	The risk-free rate will equal the average interest rate during the prior two calendar years for five-year U.S. Treasury obligations, which average interest rate was 1.25% (after rounding up to the nearest 0.25%), subject to adjustment when circumstances warrant at the discretion of the Committee. A five-year risk-free interest rate was used because it generally corresponds to the weighted average duration of investments historically made by Redwood.
º	The incremental premium will be 7.25%, subject to adjustment when circumstances warrant at the discretion of the Committee. This incremental premium was determined by the Committee after a review of various factors, including Redwood’s historical dividend yield, market rates for real estate-related debt obligations, and Redwood’s business model. The use of a 7.25% incremental premium is intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and stockholders in seeking this level of return), without exposing Redwood to inappropriate risk.
•	No company performance bonus will be earned if Adjusted ROE is 4% less than the target performance threshold (i.e., no company performance bonus would be earned if Adjusted ROE was 4.5% or less), subject to adjustment when circumstances warrant at the discretion of the Committee.
•	Company performance bonuses in excess of the target for those bonus amounts will not be earned unless Adjusted ROE is more than 1% above the target company performance threshold (i.e., no above-target company performance bonus would be earned unless Adjusted ROE was more than 9.5%).
º	As noted above, each NEO is subject to a maximum total bonus for 2013.

As a result of the Committee’s determinations, including those described above, the company performance bonus formula for use in 2013 for NEOs will be as follows:

•	For Adjusted ROE of less than or equal to 4.5%, no company performance bonus would be earned;
•	For Adjusted ROE between 4.5% and 8.5%, the company performance bonus would be pro-rated between 0% and 100% of the target company performance bonus;
•	For Adjusted ROE between 8.5% and 9.5%, 100% of target company performance bonus would be earned; and
•	For Adjusted ROE in excess of 9.5%:
º	if Adjusted ROE is less than or equal to 20%, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%;
º	if Adjusted ROE is greater than 20%, the company performance bonus for an NEO would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus would increase by one-third of the total target bonus for that NEO for every 1% increase in Adjusted ROE above 9.5%; and
º	because total annual bonus is used in the formulas described in the two immediately preceding bullet points, solely for the purpose of calculating the increase in company performance bonus in accordance with the described formulas, an individual performance bonus equal to 100% of the target for the individual performance bonus is assumed (although it would not affect the calculation of that NEO’s company performance bonus, an NEO may, in fact, earn an individual performance bonus of more or less than 100% of the target for that NEO’s individual performance bonus).

Using a formula that resulted in a pro-rated portion of the company performance bonus being earned for Adjusted ROE between the target performance threshold and 4% below that threshold was determined as appropriate to reward some levels of financial performance below the target level; and using a formula that resulted in a company performance bonus in excess of target for Adjusted ROE above 9.5% was determined as appropriate to reward financial performance that exceeded the upper end of the target range. As in past years, during 2013, the company performance bonus formula will be subject to adjustment when circumstances warrant at the discretion of the Committee.

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, executive officers (including NEOs) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on deferred stock units (DSUs), options, and vested performance stock units (PSUs) and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted to executives under Redwood’s 2002 Incentive Plan are deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the executive’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. As an example, for December 2012, 120% of the long-term applicable federal rate was 2.62% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts to the recipients on the deferral date. The ability of recipients to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for Redwood’s use at a cost that is generally below Redwood’s normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) plan (discussed below) are limited to 6% of base salary. Vesting of the matching payments is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides for, among other things, a vehicle for Redwood’s executives to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan

Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

Redwood offers a tax-qualified 401(k) Plan to all employees (including NEOs) for retirement savings. Under this Plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2012, was $17,000 for those under 50 years of age and $22,500 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) Plan contributions, provided that matching contributions to the 401(k) Plan are limited to the lesser of 4% of an employee’s cash compensation and, in 2012, $8,500. Vesting of the 401(k) Plan matching contributions is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching contributions. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, Redwood also matches up to 50% of cash compensation deferred by participants in its Executive Deferred Compensation Plan. Total matching payments made by Redwood to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) Plan) are limited to 6% of base salary.

Other Benefits

In addition to cash compensation and equity-based awards, Redwood currently provides all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. During 2012, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Prior to 2006, two of Redwood’s NEOs, Mr. Hughes and Mr. Nicholas, entered into employment agreements with Redwood, which provided for severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” Similarly, prior to 2006, another executive officer, Harold F. Zagunis entered into an employment agreement with Redwood, which also provided for severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of stock options and other equity-related awards in the event of the executive’s death or disability. In the event of a “change of control” in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable (i.e., based on a “double-trigger”). These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of Mr. Hughes, Mr. Nicholas, and Mr. Zagunis were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The different levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of these severance and change of control arrangements are described in more detail below under “Other Compensation Matters — Potential Payments upon Termination or Change of Control.” No other executive officer of Redwood is currently party to an employment agreement that provides for severance payments in the event of the termination of the executive’s employment or in the event of a change of control, although the award agreements for deferred stock units (DSUs) and performance stock units (PSUs) granted to executive officers provide for full vesting of the DSUs or PSUs granted in the event of death or disability, and, in the case of PSUs, partial vesting of the PSUs granted in the event of a termination without cause or retirement.

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  In March 2011, each of the three outstanding employment agreements between an executive officer and Redwood was amended to eliminate the provisions of those agreements that provided for tax gross-ups with respect to excise taxes that could be imposed on change-in-control severance payments made under these agreements in the future. As a result, Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s three other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation that is paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2002 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the board of directors that establishes those goals consists only of “outside directors.” All members of the Committee qualify as outside directors.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to NEOs that are not fully tax deductible to Redwood because, for example, these compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the compensation amounts not being fully deductible is not significant enough to Redwood (including, among other factors, as a result of its structure as a REIT) to outweigh these other factors.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood continues to maintain a “clawback” policy with respect to bonus and incentive payments made to executive officers whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Mariann Byerwalter
Jeffrey T. Pero

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2012, 2011, and 2010. Titles shown in the table are those held by the NEO on December 31, 2012.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Martin S. Hughes, Chief Executive Officer	2012	$700,000	$3,491,000	—	$1,891,009	$42,000	$6,124,009
	2011	$700,000	$2,215,500	—	$273,250	$42,000	$3,230,750
	2010	$624,680	$2,775,000	—	$1,165,109	$30,000	$4,594,789
Brett D. Nicholas, President	2012	$500,000	$2,356,363	—	$1,256,374	$30,000	$4,142,737
	2011	$500,000	$1,575,009	—	$187,500	$30,000	$2,292,509
	2010	$500,000	$1,600,000	—	$871,819	$30,000	$3,001,819
Christopher J. Abate, Chief Financial Officer	2012	$283,333	$704,902	—	$404,914	$15,000	$1,408,149
	2011	$215,000	$200,000	—	$26,875	$12,900	$454,755
	2010	$215,000	$135,000	—	$111,620	$12,900	$474,520
Fred J. Matera, Managing Director	2012	$400,000	$1,078,186	—	$728,187	$8,500	$2,214,863
	2011	$400,000	$600,000	—	$100,000	$8,500	$1,108,500
	2010	$400,000	$525,000	—	$464,970	$24,000	$1,413,970
Scott M. Chisholm, Managing Director	2012	$475,000	$1,022,305	—	$947,309	$8,500	$2,453,114
	2011	$400,000	$699,997	—	$150,000	$8,250	$1,258,247
	2010	$400,000	$525,000	—	$348,728	$115,094	$1,388,822
Diane L. Merdian, Former Chief Financial Officer(5)	2012	$77,436	—	—	—	$204,125	$281,561
	2011	$400,000	$550,005	—	$100,000	$14,250	$1,064,255
	2010	$297,179	$1,025,000	—	$264,658	$224,000	$1,810,837

(1)	All NEOs were paid their annualized salaries in 2012 except for Mr. Abate and Ms. Merdian. Ms. Merdian was paid a proration of her annualized salary of $400,000 until her departure date on March 9, 2012. At the time he was named interim Chief Financial Officer, Mr. Abate’s salary for 2012 was $250,000 per annum. Subsequently, in September 2012, Mr. Abate was named Chief Financial Officer and his salary was increased at that time to $350,000 per annum, as approved by the Compensation Committee of the Board of Directors on August 31, 2012. Consequently, the base salary actually paid to Ms. Merdian during 2012 was $77,436 and to Mr. Abate during 2012 was $283,333.
(2)	Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. For 2012, our NEOs received grants of deferred stock units and performance stock units on December 7, 2012. The deferred stock units and performance stock units were granted with the grant date fair values of $16.47, and $12.37 per share, respectively. Additionally, with the exception of Ms. Merdian, each NEO received an award of deferred stock units on February 26, 2013, which represented the payment of a portion of the value of 2012 annual performance-based bonuses.
(3)	These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year). As with prior years, 2012 annual performance-based bonuses were weighted 75% on Redwood’s 2012 financial performance and 25% on each NEO’s individual performance during 2012.
(4)	Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan. For Ms. Merdian it includes a payment of $200,000 which she received upon her departure from Redwood in 2012. Please refer to Footnote (5) below.
(5)	On February 26, 2012, in connection with her departure, Redwood entered into a separation agreement with Ms. Merdian which provided for a payment to her of $200,000 and the forfeiture by her of all unvested equity based awards previously awarded. Ms. Merdian ceased employment with Redwood on March 9, 2012.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2012 under Redwood’s performance-based compensation plan, as well as actual equity-related grants made in 2012 under Redwood’s Incentive Plan. Actual payouts for performance in 2012 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2012 Performance-Based Annual Bonus Compensation,” 2012 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. Annual bonuses are subject to an overall maximum 2012 annual total incentive award of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(12)	Grant Date Fair Value of Stock and Option Awards ($)(12)
Name	Type of Award(1)	Grant Date		Threshold(7)	Target(8)	Maximum(9)	Threshold	Target(10)	Maximum(11)
Martin S. Hughes	—	—		—	$962,500	$2,850,000	—	15,542	127,294	—	—
	DSU	2/28/2012	(2)							1,292	$15,500
	DSU	12/7/2012	(3)	—	—	—	—	—	—	69,824	$1,150,001
	DSU	2/26/2013	(4)	—	—	—	—	—	—	60,396	$1,191,009
	PSU	12/7/2012	(5)	—	—	—	—	92,966	185,932	92,966	$1,149,989
Brett D. Nicholas	—	—		—	$747,500	$2,750,000	—	10,213	133,215	—	—
	DSU	12/7/2012	(3)	—	—	—	—	—	—	48,573	$799,997
	DSU	2/26/2013	(4)	—	—	—	—	—	—	38,356	$756,373
	PSU	12/7/2012	(5)	—	—	—	—	64,672	129,344	64,672	$799,993
Christopher J. Abate	—	—		—	$350,000	$1,175,000	—	—	48,845	—	—
	DSU	9/5/2012	(6)	—	—	—	—	—	—	17,253	$249,996
	DSU	12/7/2012	(3)	—	—	—	—	—	—	12,143	$199,995
	DSU	2/26/2013	(4)	—	—	—	—	—	—	2,785	$54,914
	PSU	12/7/2012	(5)	—	—	—	—	16,168	32,336	16,168	$199,998
Fred J. Matera	—	—		—	$562,500	$1,200,000	—	3,700	47,365	—	—
	DSU	12/7/2012	(3)	—	—	—	—	—	—	22,769	$375,005
	DSU	2/26/2013	(4)	—	—	—	—	—	—	16,642	$328,186
	PSU	12/7/2012	(5)	—	—	—	—	30,314	60,628	30,314	$374,984
Scott M. Chisholm	—	—		—	$534,375	$1,237,500	—	3,515	45,145	—	—
	DSU	12/7/2012	(3)	—	—	—	—	—	—	16,697	$275,000
	DSU	2/26/2013	(4)	—	—	—	—	—	—	23,951	$472,308
	PSU	12/7/2012	(5)	—	—	—	—	22,231	44,462	22,231	$274,997

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.
(2)	Mr. Hughes received a DSU award on February 28, 2012 with a grant date value of $12.00 per share. This DSU award represented the payment of a portion of the value of his 2011 performance-based annual bonus.
(3)	All NEOs received one half of their 2012 annual long-term incentive grant in the form of deferred stock units on December 7, 2012 with a grant date fair value of $16.47 per share, subject to a four year vesting schedule (fully vesting on December 19, 2016). The grants are automatically deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date, with a distribution date between December 19, 2016 and December 30, 2016, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.
(4)	With the exception of Ms. Merdian, all NEOs also received a vested DSU award on February 26, 2013, with a grant date fair value of $19.72 per unit. These DSU awards represented the payment of a portion of the value of each of their 2012 annual performance-based bonuses.
(5)	With the exception of Ms. Merdian, all NEOs received one half of their 2012 annual long-term incentive grant in the form of a target number of performance stock units on December 7, 2012, subject to a three year performance vesting period ending on December 6, 2015. The number of target award shares which will vest on December 6, 2015 will be determined by Redwood’s cumulative total stockholder return (TSR) over the three year performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%
(6)	On August 31, 2012, the Compensation Committee of the Board of Directors approved a grant of deferred stock units for Mr. Abate with the aggregate grant date fair value of $250,000 (or $14.49 per unit) upon his promotion to Chief Financial Officer on September 5, 2012. This grant is subject to a four year vesting schedule, vesting fully on October 1, 2016.
(7)	No company financial performance-based non-equity incentive plan awards would have been granted for 2012 if Adjusted ROE for 2012 had been less than 3.75%.
(8)	Represents cash component of 2012 performance-based annual bonuses that would have been paid assuming that (i) the NEO was awarded 100% of the target bonus for individual performance and (ii) Adjusted ROE for 2012 was between 7.75% and 8.75%. Actual amounts paid in cash for 2012 are included in the “Summary Compensation” table above.
(9)	Represents the maximum cash component of 2012 performance-based annual bonuses that would have been paid assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs).
(10)	Represents the portion of 2012 performance-based annual bonuses that would have been paid in vested deferred stock units assuming that (i) the NEO was awarded 100% of the target bonus for individual performance and (ii) Adjusted ROE for 2012 was between 7.75% and 8.75%. The number of deferred stock units was calculated using a common stock price of $16.89 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2012). Actual amounts awarded for 2012 are included in the “Summary Compensation” table above.
(11)	Represents the portion of 2012 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $16.89 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2012).
(12)	These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the trading day immediately prior to the grant date.

Outstanding Equity Awards at Fiscal Year-End

Redwood does not currently award stock options, although new stock options may still be issued under the reload provisions of certain stock options that were granted in prior years. With the exception of options granted under reload provisions, all outstanding stock options were granted prior to 2005.

From 2005 to 2009, equity grants to the NEOs were made solely in the form of deferred stock units. Deferred stock units outstanding receive dividend equivalent rights each time Redwood pays a common stock dividend. In general, the deferred stock units represented in the table below were granted in the month of December and follow a four year pro rata vesting schedule.

In 2010, 2011, and 2012, annual grants were made in the form of deferred stock units and performance stock units which are both reflected in the table below. Deferred stock units are included as unvested stock units in the table below whereas performance stock units are reflected as being unearned as of December 31, 2012.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2012.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(6)
Martin S. Hughes	—	—	—	275,348	$4,650,628	281,379	$4,752,497
Brett D. Nicholas	25,000	$52.46	12/10/2013	—	—	—	—
	18,891	$58.23	12/1/2014	—	—	—	—
	—	—	—	188,870	$3,190,014	199,174	$3,364,049
Christopher J. Abate	—	—	—	56,867	$960,484	16,168	$273,078
Fred J. Matera	—	—	—	73,602	$1,243,138	78,534	$1,326,439
Scott M. Chisholm	—	—	—	69,084	$1,166,829	75,362	$1,272,864

(1)	Represents vested stock options outstanding as of December 31, 2012. All outstanding options as of December 31, 2012 are fully vested.
(2)	The option exercise price is based on the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant.
(3)	Represents unvested deferred stock units as of December 31, 2012.
(4)	Assumes a common stock value of $16.89 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2012).
(5)	Represents unearned performance stock units granted on November 30, 2010, December 7, 2011, and December 7, 2012. The unearned PSUs are shown based on the target number of award shares. Depending on performance over a three year performance vesting period, between 0% and 200% of the target number of awards shares may vest (with the target numbers of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period). Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.
(6)	Represents market value of unearned performance stock units based on the target number of award shares and on a value per share of $16.89 (the closing price of Redwood common stock on the NYSE on December 31, 2012).

Options Exercised and Stock Vested

The following table sets forth information with respect to the options exercised by the NEOs during the fiscal year ended December 31, 2012. The table also shows the value of accumulated deferred stock unit awards that vested during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Martin S. Hughes	—	—	165,244	$1,922,745
Brett D. Nicholas	—	—	120,098	$1,385,754
Christopher J. Abate	—	—	6,537	$74,295
Diane Merdian	—	—	6,722	$68,428
Fred J. Matera	—	—	25,674	$302,163
Scott M. Chisholm	—	—	15,661	$182,510

(1)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date.

Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Chisholm and Mr. Matera voluntarily deferred a portion of his or her cash earnings during fiscal year 2012.

In addition, deferred stock units awarded were deferred into this plan. Interest accrual in respect of amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood match on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” As of December 31, 2012, all of our NEOs, with the exception of Ms. Merdian, Mr. Chisholm and Mr. Matera, were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2012.

Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)(1)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at 12/31/2012 ($)(2)
Martin S. Hughes(3)	$1,989,745	$33,500	$6,148	$(1,612,902)	$5,444,864
Brett D. Nicholas(4)	$1,428,754	$21,500	$4,583	$(1,563,750)	$3,263,157
Christopher J. Abate(5)	$87,295	$6,500	$909	$(15,893)	$187,614
Diane L. Merdian(6)	$68,428	—	$1,551	$(347,814)	—
Fred J. Matera(7)	$302,163	—	$1,125	$(61,778)	$1,184,041
Scott M. Chisholm(8)	$182,510	—	$400	$(16,664)	$522,684

(1)	Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.
(2)	The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $16.89 per share (the closing price of Redwood common stock on the NYSE on December 31, 2012) and the cash balance in Redwood’s Deferred Compensation Plan.
(3)	Mr. Hughes’ contribution included $67,000 in voluntary cash deferrals from his compensation and $1,922,745 as a result of vesting of previously awarded deferred stock units. Mr. Hughes also received a distribution of 127,752 shares of common stock underlying deferred stock units which were previously awarded in 2008 and 2010.
(4)	Mr. Nicholas’ contribution included $43,000 in voluntary cash deferrals from his compensation and $1,385,754 as a result of vesting of previously awarded deferred stock units. Mr. Nicholas received a distribution of 127,752 shares of common stock underlying deferred stock units which were previously awarded in 2008 and 2010.
(5)	Mr. Abate’s contribution included $13,000 in voluntary cash deferrals from his compensation and $74,295 as a result of vesting of previously awarded deferred stock units.
(6)	Ms. Merdian’s contribution included $68,428 as a result of vesting of previously awarded deferred stock units. Ms. Merdian received a distribution of 20,430 shares of common stock underlying deferred stock units which were previously awarded in 2009 and 2010. As of December 31, 2012, Ms. Merdian had no balance in Redwood’s Executive Deferred Compensation Plan.
(7)	Mr. Matera’s contribution included $302,163 as a result of vesting of previously awarded deferred stock units.
(8)	Mr. Chisholm’s contribution included $182,510 as a result of vesting of previously awarded deferred stock units.

OTHER COMPENSATION MATTERS

Review of Prior Commitment Regarding Volume of Awards Under Redwood’s 2002 Incentive Plan

In Redwood’s annual proxy statement for its 2010 annual meeting of stockholders, which proxy statement was filed with the SEC on April 2, 2010, the Compensation Committee made a commitment regarding its average annual rate of Incentive Plan usage over the course of the three-year period commencing on May 19, 2010. Each aspect of that commitment is set forth below, along with a review of the Compensation Committee’s satisfaction, to date, of that aspect of the commitment.

Commitment.  Over the course of the three-year period commencing on May 19, 2010, the Compensation Committee will not grant equity awards to officers, employees, and non-employee directors, in the aggregate, at an average annual rate of Incentive Plan usage greater than 2% of the number of shares of our common stock that the Compensation Committee believes will be outstanding over that three-year period.

For purposes of calculating the average rate of Incentive Plan usage during any period, (i) performance-based equity awards are counted toward Incentive Plan usage during the period when they are delivered to, and freely transferable by, the recipient following vesting and any mandatory holding period, (ii) equity awards denominated in shares of common stock (such as deferred stock unit awards and restricted stock awards) will count as 1.5 awards per share of underlying common stock, whereas equity awards in the form of stock options will count as one award per option, and (iii) outstanding shares will be calculated using weighted-average shares outstanding over the period.

In satisfaction of this aspect of the commitment, (i) the average annual rate of Incentive Plan usage during the period of May 19, 2010 through May 18, 2011 was 0.89% of shares of common stock outstanding, (ii) the average annual rate of Incentive Plan usage during the period of May 19, 2011 through May 18, 2012 was 1.36% of shares of common stock outstanding, and (iii) based on an estimate of shares expected to be granted between the date of this Proxy Statement and May 18, 2013, the average annual rate of Incentive Plan usage during the period of May 19, 2012 through May 18, 2013 is expected to be 1.18% of shares of common stock outstanding. The tables set forth on the following pages show the actual and estimated Incentive Plan usage during these periods and the calculation of the annual rate of usage over these periods.

Commitment.  The Compensation Committee will disclose to stockholders in a separate table within its annual proxy statement the average rate of Incentive Plan usage for (i) each 12 month period beginning on May 19, 2010 or (ii) for any 12 month period that is not complete at the time of the filing of the proxy statement, the shorter period that is complete, supplemented by an estimate of shares expected to be granted between the time of filing and the upcoming May 18.

The separate tables referred to in this aspect of the commitment are set forth on the following pages.

Commitment.  If the Compensation Committee determines that this commitment is not consistent with the best interests of Redwood, it will disclose that determination and any related impact on its continued adherence to the commitment.

To date, the Compensation Committee has not determined that this commitment is inconsistent with the best interests of Redwood.

The following tables set forth the average rate of Incentive Plan usage calculated in the manner described above for (i) the 12 month period beginning on May 19, 2010 and ending May 18, 2011, (ii) the 12 month period beginning on May 19, 2011 and ending May 18, 2012, and (iii) the 12 month period beginning on May 19, 2012 and ending May 18, 2013, based on actual Incentive Plan usage for the period beginning on May 19, 2012 and ending on the date of this Proxy Statement and an estimate of Incentive Plan usage for the period between the date of this Proxy Statement and May 18, 2013.

	May 19, 2010 to May 18, 2011 Annual Period
	Number of Equity-Based Awards Granted During Annual Period(1),(2)	Multiplier	Number of Securities Granted for Purposes of Determining Average Annual Rate of Plan Usage
Full Value Awards(3)
Actual	465,643	1.5	698,465
Options(4)	—	1	—
Total	465,643		698,465
Weighted Average Shares Outstanding(5)			78,069,489
Average Annual Rate of Plan Usage			0.89%

(1)	Annual period is the one year period commencing on May 19, 2010 and ending on May 18, 2011.
(2)	Does not include an aggregate of 22,126 deferred stock units that employees and directors elected to receive during the annual period in lieu of cash compensation as a result of voluntary deferrals of compensation under the Redwood Trust, Inc. 2002 Executive Deferred Compensation Plan.
(3)	Includes restricted stock awards and deferred stock units. No performance-based equity awards are included because none were delivered to and became freely transferable by any recipient during this annual period.
(4)	No options were granted during the annual period.
(5)	Weighted average shares outstanding for the period commencing on May 19, 2010 and ending on May 18, 2011 was calculated by taking the sum of shares outstanding on a daily basis during that period and dividing by the number of days in the period.

	May 19, 2011 to May 18, 2012 Annual Period
	Number of Equity-Based Awards Granted During Annual Period(1),(2)	Multiplier	Number of Securities Granted for Purposes of Determining Average Annual Rate of Plan Usage
Full Value Awards(3)
Actual	711,321	1.5	1,066,982
Options(4)	—	1	—
Total	711,321		1,066,982
Weighted Average Shares Outstanding(5)			78,455,235
Average Annual Rate of Plan Usage			1.36%

(1)	Annual period is the one year period commencing on May 19, 2011 and ending on May 18, 2012.
(2)	Does not include an aggregate of 30,231 deferred stock units that employees and directors elected to receive during the annual period in lieu of cash compensation as a result of voluntary deferrals of compensation under the Redwood Trust, Inc. 2002 Executive Deferred Compensation Plan.
(3)	Includes restricted stock awards and deferred stock units. No performance-based equity awards are included because none were delivered to and and become freely transferable by any recipient during this annual period.
(4)	No options were granted during the annual period.
(5)	Weighted average shares outstanding for the period commencing on May 19, 2011 and ending on May 18, 2012 was calculated by taking the sum of shares outstanding on a daily basis during that period and dividing by the number of days in the period.

	May 19, 2012 to May 18, 2013 Annual Period
	Number of Equity-Based Awards Granted During Annual Period (1),(2)	Multiplier	Number of Securities Granted for Purposes of Determining Average Annual Rate of Plan Usage
Full Value Awards(3)
Actual	609,449	1.5	914,174
Estimated(4)	23,333	1.5	35,000
Options(5)	—	1	—
Total	632,782		949,174
Weighted Average Shares Outstanding(6)			80,714,184
Average Annual Rate of Plan Usage			1.18%

(1)	Annual period is the one year perid commencing on May 19, 2012 and ending on May 18, 2013.
(2)	Does not include an aggregate of 15,521 deferred stock units that employees and directors elected to receive during the annual period in lieu of cash compensation as a result of voluntary deferrals of compensation under the Redwood Trust, Inc. 2002 Executive Deferred Compensation Plan.
(3)	Includes restricted stock awards and deferred stock units. No performance-based equity awards are included because none were delivered to and became freely transferable by any recipient during this annual period.
(4)	An estimate of full value awards to be granted between the date of this Proxy Statement and May 18, 2013, which estimate includes deferred stock units to be issued to non-employee directors in May 2013 as part of those directors’ annual compensation (estimated using an assumed fair market value of $21.00 per share).
(5)	No options were granted during the annual period.
(6)	Weighted average shares outstanding for the period commencing on May 19, 2012 and ending on May 18, 2013 was calculated by taking the sum of shares outstanding on a daily basis during that period and dividing by the number of days in the period. For the purposes of this calculation, actual shares outstanding was used for the period from May 18, 2012 to December 31, 2012 and an estimated 453,326 additional shares outstanding was used during the period from January 1, 2013 to May 18, 2013.

Potential Payments upon Termination or Change of Control

Two of our Named Executive Officers, Mr. Hughes and Mr. Nicholas, and one of our other officers, Mr. Zagunis, had, as of December 31, 2012, an employment agreement with Redwood. These employment agreements continue to remain in place and provide for severance payments and benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. No other executive officers of Redwood are party to an employment agreement with Redwood.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary to the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason” on December 31, 2012, the aggregate amount of these severance payments would have been equal to:

(i)	in the case of Mr. Hughes, 250% of his base salary plus 150% of his base salary prorated to the date of termination;
(ii)	in the case of Mr. Nicholas, 250% of his base salary plus 150% of his base salary prorated to the date of termination; and
(iii)	in the case of Mr. Zagunis, 200% of his base salary plus 100% of his base salary prorated to the date of termination.

In addition, all outstanding stock options and equity-related awards granted to these executives would immediately vest upon either such type of termination, unless otherwise provided in the grant agreement for an equity-related award. These executives would also receive the sum of dividend equivalent rights that would be payable on unexercised stock options over the one-year period following the termination of employment, unless the executive’s grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the one-year period following termination of employment, these executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

In February 2011 the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements. The amendments provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes, Mr. Nicholas, and Mr. Zagunis is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes, Mr. Nicholas, and Mr. Zagunis is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the Code)), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or
(2)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or
(3)	during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or
(4)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

If any of Mr. Hughes, Mr. Nicholas, or Mr. Zagunis had been terminated as of December 31, 2012 either voluntarily with “good reason” or involuntarily without “cause”, the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2012. Any executive officer not entitled to severance benefits is not listed in the table below.

Name	Salary & Target Bonus ($)	Accelerated Vesting of Stock Options and Deferred Stock Units ($)(1)	Dividend Equivalent Rights for Options ($)(2)	Benefits ($)(3)	Excise Tax & Excise Tax Gross Up ($)(4)	Total Payment Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” ($)
Martin S. Hughes(5)	$2,800,000	$4,650,628	—	$38,898	—	$7,489,526
Brett D. Nicholas	$2,000,000	$3,190,014	$37,641	$38,645	—	$5,266,300
Harold F. Zagunis	$1,200,000	$1,120,874	$23,271	$38,898	—	$2,383,043

(1)	The value of acceleration of deferred stock units assumes a common stock price of $16.89 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2012). As there were no unvested stock options as of December 31, 2012, no value was attributable to accelerated vesting of stock options. Although unvested performance stock units are not forfeited following a termination without “Cause,” no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” the number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.
(2)	Values were determined by multiplying the number of outstanding options with dividend equivalent rights as of December 31, 2012 by the average quarterly dividend over the prior three fiscal years of $0.25 per share.
(3)	Each of Mr. Hughes, Mr. Nicholas, and Mr. Zagunis are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.
(4)	In March 2011, the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements.
(5)	In addition to ordinary income taxes, Mr. Hughes’ severance payment of $7,489,526 as of December 31, 2012 would have resulted in excise tax payable in the amount of $1,100,071, which he would have the obligation to pay.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2012, management, in consultation with Cook & Co. and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with Cook & Co., that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2012.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Byerwalter, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2012 and 2013 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm, and Redwood’s head of internal audit, Chief Financial Officer, and Controller). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2012. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee:
Greg H. Kubicek, Chair
Mariann Byerwalter
Georganne C. Proctor
Charles J. Toeniskoetter

Fees to Independent Registered Public Accounting Firm for 2012 and 2011

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2012 and 2011. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2012 and 2011:

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$1,358,970	$1,385,770
Tax Fees	57,166	260,242
Audit Related Fees	—	145,975
Total Fees	$1,416,136	$1,791,987

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, other services rendered for comfort letters, and consents.

Tax Fees were for services rendered related to tax compliance and reporting.

Audit Related Fees reflect fees incurred with attestation services related to financial reporting that are not required by statute or regulation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2013, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), provides Redwood’s stockholders with an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables that follow that Compensation Discussion and Analysis section.

The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the Compensation Discussion and Analysis section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Please read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page [20], and the related executive compensation tables, which begin on page [48], for more information about the compensation of Redwood’s NEOs for 2012. The Compensation Committee is committed to providing disclosure within the Compensation Discussion and Analysis section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing all components of the Chief Executive Officer’s (CEO’s) compensation and that of the other NEOs;
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups; and
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Compensation Committee’s determination of whether those measures and goals are satisfied.

Each year the Compensation Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and, after taking into account the outcome of the most recent stockholder “say-on-pay” vote, makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. At both of Redwood’s 2012 and 2011 annual meetings of stockholders, stockholders had the opportunity to cast an advisory vote on executive compensation. At both of those annual meetings, more than 90% of the votes cast in respect of “say-on-pay” were voted “For” approval of the compensation of the named executive officers (NEOs) as disclosed in the 2012 and 2011 proxy statements, respectively. The Compensation Committee has considered the results of the 2012 and 2011 “say-on-pay” votes and believes that the overwhelming support of Redwood stockholders in these votes generally reflects support for Redwood’s approach to executive compensation. This support was one of the factors the Compensation Committee took into account in not making material changes during 2012 to Redwood’s performance-based compensation philosophy for executive officers or to the components of executive compensation. At Redwood’s 2011 annual meeting of stockholders, stockholders also voted in favor of a proposal to hold a “say-on-pay” vote every year. In the future, the Compensation Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

Highlighted below are summaries of the key determinations made by the Committee with respect to 2012 and, in some cases, 2013. Each of these key determinations is discussed more fully within the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page [20]. The Board of Directors and the Compensation Committee believe these determinations should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.

•	2012 and 2013 base salary for the CEO position remains unchanged from 2007. The base salary paid for the position of CEO was not increased for 2012 or 2013, and remains at the same level that was in place for that position in 2007.
•	Redwood’s 2012 financial performance was strong. Redwood’s financial performance in 2012 was strong, as reflected by the following:
º	Redwood’s 2012 net income was approximately $132 million, as reported under generally accepted accounting principles (GAAP).
º	For 2012, Redwood earned a 13.35% return on equity (ROE), based on its 2012 GAAP financial results.
º	Over the course of 2012, Redwood’s GAAP book value per share increased by $2.59 (or approximately 23%) while Redwood continued to pay a dividend of $0.25 per share per quarter.
º	Redwood’s total stockholder return (TSR) for 2012 was approximately 79%.
|B2	TSR is a commonly used measurement of the total return on an investment in common stock over a designated time period. Redwood’s 2012 TSR set forth above represents a 2012 rate of return on an investment in Redwood common stock, reflecting stock price appreciation plus the impact of reinvestment of dividends paid (and the compounding effect of dividends paid on reinvested dividends).
•	In accordance with pay-for-performance principles, 2012 annual bonus compensation for NEOs was primarily determined by Redwood’s 2012 financial performance. For 2012, an aggregate of approximately $8.0 million in annual bonus compensation was earned by NEOs. Of this amount, a total of approximately $6.85 million, or approximately 85%, was earned based directly on Redwood’s 2012 financial performance.
º	The other approximately $1.15 million of aggregate bonus compensation earned by NEOs for 2012 was earned based on individual executive performance.
•	A significant portion of 2012 annual bonus compensation for NEOs was paid in the form of equity awards with a mandatory three-year holding period. For 2012, the Compensation Committee used a methodology for making annual bonus payments to NEOs which resulted in only a portion of annual bonuses being paid in cash, with the remaining portion being paid in the form of equity awards with a mandatory three-year holding period. For example, Redwood’s CEO, Mr. Hughes, received approximately 39% of his 2012 annual bonus compensation in the form of equity awards with a mandatory three-year holding period and received approximately 61% of his 2012 annual bonus compensation in cash.

•	Compensation paid to NEOs continued to be aligned with the interests of stockholders by delivering approximately 50% of total 2012 compensation to NEOs in the form of equity-based awards. For 2012, aggregate compensation earned by NEOs totaled approximately $16.5 million, of which approximately $8.5 million (or approximately 50%) was in the form of equity-based awards that vest over three- or four-year periods or that have a mandatory three-year holding period. The Compensation Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of executives with those of long-term Redwood stockholders.
•	The Compensation Committee continued to use performance-based equity awards in 2012 for NEOs. Of the long-term equity-based incentive awards granted in the fourth quarter of 2012 to NEOs, 50% were performance-based awards that will vest after three years based on the extent to which total stockholder return over the December 2012 to December 2015 three-year period is positive. If total stockholder return (TSR) over the December 2012 to December 2015 three-year period is negative, then none of these performance-based awards will vest.
•	For 2012, Redwood’s performance-based compensation philosophy resulted in NEOs earning a combination of different types of compensation for achieving both short-term and long-term business objectives. The charts below illustrate how total 2012 compensation of the CEO and of the NEOs as a group was allocated among the differing forms of compensation described above.

CEO Compensation — 2012

Aggregate NEO Compensation  — 2012

•	The Compensation Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. During 2012, the Compensation Committee continued to impose mandatory holding periods on equity grants to NEOs. For example, deferred stock units (DSUs) granted in December 2012 to NEOs that vest on a pro-rata basis over four years (i.e., approximately one-quarter of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period — with the result that none of underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date.
•	The Compensation Committee continued to maintain a “clawback” policy with respect to bonus and incentive payments made to executive officers. Under Redwood’s “clawback” policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers.
•	The Compensation Committee increased the executive stock ownership guideline applicable to Redwood’s CEO. In December 2012, the Compensation Committee conducted a review of its executive stock ownership guidelines and determined to increase the guideline applicable to the CEO. As a result, Redwood’s CEO is now required to own stock with a value at least equal to six times his current salary, an increase from the prior guideline of five times current salary.
•	Redwood prohibits the use of margin, pledging, and hedging in respect of Redwood shares held by executives. Under Redwood’s Insider Trading Policy, Redwood’s executive officers may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Compensation Committee believes would be inconsistent with the purposes and intent of Redwood’s executive stock ownership guidelines.

•	Redwood does not provide for excise tax gross-ups for change-in-control severance payments. Redwood does not have any employment agreement in place with any executive (or any other employee) that provides for an excise tax gross-up. The Compensation Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

At this 2013 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any one specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.

The Board of Directors has determined to hold an advisory “say on pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure, is hereby approved.”

This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at Redwood’s 2014 annual meeting of stockholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — VOTE ON AN AMENDMENT TO REDWOOD’S CHARTER TO INCREASE
THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Under Redwood’s charter, as currently in effect (the Charter), Redwood has authority to issue an aggregate of 165,000,000 shares of capital stock. At a meeting on March 21, 2013, the Board of Directors deemed advisable and approved an amendment to the first sentence of Section A of Article VI of the Charter to increase the number of shares of capital stock authorized for issuance to 180,000,000 as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred eighty million (180,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value of One Million Eight Hundred Thousand Dollars ($1,800,000).”

Purpose and Effect of the Amendment

In order to maintain Redwood’s status as a real estate investment trust for federal income tax purposes, Redwood is required to distribute 90% of its REIT taxable income. Accordingly, access to external sources of capital at attractive rates is important to Redwood’s ability to grow.

As of March 15, 2013, Redwood had 81,696,701 shares of capital stock issued and outstanding, leaving 83,303,299 shares of capital stock available for future issuances, of which approximately 4,324,275 shares are reserved for issuances upon the exercise of outstanding stock options and delivery of shares of common stock underlying outstanding deferred stock units and performance stock units. Redwood has also reserved additional shares for issuance under its 2002 Incentive Plan, its 2002 Employee Stock Purchase Plan, and its Direct Stock Purchase and Dividend Reinvestment Plan. In addition, Redwood has reserved 11,825,450 shares for issuance upon conversion of the convertibles notes it issued on March 6, 2013, which convertible notes are further described below. The Board of Directors believes that the number of remaining shares authorized for issuance may not be adequate for additional capital raising opportunities that could arise in the future. Approval of an amendment to the Charter increasing the authorized number of shares will provide Redwood with valuable flexibility to take advantage of opportunities to raise additional capital to finance the growth of Redwood’s business and its operations.

For example, on March 6, 2013, Redwood issued $287.5 million of 4.625% Convertible Senior Notes due 2018 in an underwritten public offering. The resulting aggregate net proceeds to Redwood from this offering were approximately $278.3 million, after deducting underwriting discounts and estimated expenses. Redwood intends to use the net proceeds from this offering to fund its business and investment activity, which may include funding purchases of residential mortgage loans, funding the origination of commercial loans, and acquiring mortgage-backed securities for its investment portfolio, as well as for other general corporate purposes. Holders of these convertible notes may convert any of their convertible notes into shares of Redwood’s common stock at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to April 15, 2018, which is the maturity date of the convertible notes. The initial conversion rate is 41.1320 shares of common stock per $1,000 principal amount of convertible notes, which is equivalent to an initial conversion price of approximately $24.31 per share. The initial conversion price represents a premium of approximately 20.0% over the closing price of the Redwood’s common stock on February 28, 2013. The conversion rate is subject to adjustment in certain circumstances, including for increases in our quarterly dividend rate. At the initial conversion rate, the $287.5 million aggregate principal amount of convertible notes is convertible into approximately 11.8 million shares of our common stock.

Redwood currently has no specific plans, arrangements, or agreements relating to the issuance of the additional shares of capital stock, other than the shares reserved for issuance described above. If the amendment and restatement of Redwood’s 2002 Incentive Plan and the amendment to Redwood’s 2002 Employee Stock Purchase Plan contemplated by Items 5 and 6, respectively, of this Proxy Statement are approved by stockholders, then additional shares of capital stock will be reserved for issuance in amounts corresponding to the amendment and restatement and amendment, respectively. Additional shares of capital stock may be reserved for future issuance or issued from time to time for cash or other consideration, in public offerings or private placements, or through our Direct Stock Purchase and Dividend Reinvestment Plan, to fund Redwood’s business and investment activity or for other general corporate purposes. The issuance of additional shares of common stock or securities convertible into common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Redwood’s stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuances of securities by Redwood.

The Board of Directors has the authority under the Charter to reclassify any authorized but unissued shares into one or more classes or series having such preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends and other distributions, and qualifications or terms or conditions of redemption as may be determined by the Board of Directors. Prior to the issuance of shares of any class or series, other than common stock, articles supplementary establishing the class or series and determining its relative rights and preferences must be filed with the State Department of Assessments and Taxation of Maryland.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve this amendment to Redwood’s Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this amendment to Redwood’s Charter.

If this amendment to the Charter is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which we would expect to accomplish promptly after the Annual Meeting. If this amendment to the Charter is not approved by the stockholders, the first sentence of Section A of Article VI of the Charter will remain as currently in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

ITEM 5 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2002 INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

At a meeting on March 21, 2013, our Board of Directors adopted, subject to approval of our stockholders, an amendment and restatement of the 2002 Redwood Trust, Inc. Incentive Plan, as amended (the 2002 Incentive Plan or Plan), including an amendment increasing the number of shares available for grants under the Plan.

Upon stockholder approval of the amended and restated Plan, the amended and restated Plan will become effective and no further awards may be made under the Plan as in effect prior to the amendment and restatement. If our stockholders do not approve the amendment and restatement of the Plan, the amended and restated Plan will not become effective, the Plan will continue in effect, and Redwood may continue to grant awards under the Plan, subject to the terms, conditions and limitations set forth therein (without giving effect to the amended and restated Plan).

As discussed above under “Compensation Discussion and Analysis,” Redwood has adopted a performance-based compensation philosophy for its executive officers. Under that philosophy, Redwood seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with the interests of Redwood’s long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Redwood believes that equity ownership provides an important link between the interests of long-term stockholders and executives by rewarding the creation of stockholder value. To meet this objective, equity awards are a key component of executive compensation.

As of December 31, 2012, 666,610 shares authorized for issuance under the Plan remained available for future grants. If the number of shares available for future equity-based awards is not increased, Redwood’s ability to continue to use equity-based awards as a key component of executive compensation will be restricted. Consequently, Redwood’s Board of Directors approved an amendment and restatement of the Plan, including an amendment to increase the number of shares of Redwood common stock authorized for issuance under the Plan by 1,000,000 shares and certain other amendments described below. An increase in the number of authorized shares will provide Redwood with the ability to use equity-based awards to attract, retain, and motivate executive officers, and other key employees, agents, and consultants upon whose judgment, dedication, and special effort the successful conduct of Redwood’s business is largely dependent.

In addition, we are asking stockholders to approve the amendment and restatement of the Plan in order to continue to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code Section 162(m)). In general, Code Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Code Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Code Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Code Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. Stockholder approval of the amendment and restatement of the Plan will constitute approval of the material terms of the performance goals under the amended and restated Plan for purposes of the stockholder approval requirements of Code Section 162(m). Stockholder approval of the amended and restated Plan is only one of several requirements under Code Section 162(m) that must be satisfied for amounts awarded under the amended and restated Plan to continue to qualify for the “performance-based” compensation exemption under Code Section 162(m), and submission of the material terms of the amended and restated Plan’s for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation paid under the amended and restated Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Code Section 162(m).

Set forth below is a description of the material differences between the existing Plan and the amended and restated Plan as adopted by the Board of Directors on March 21, 2013, as well as a summary of the other changes to the Plan and of the principal features of the amended and restated Plan approved by the Board of

Directors. This description is not intended to be complete and is qualified in its entirety by the terms of the amended and restated Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Material Differences: Increase in Authorized Shares Under the Plan; Increase in Maximum Size of Annual Plan Awards; and Cap on Value of Annual Plan Awards to Non-Employee Directors

There are three material differences between the existing Plan and the amended and restated Plan adopted by the Board of Directors on March 21, 2013. A description of each of these material differences is set forth below.

Increase in Authorized Shares Under the Plan. Under the existing Plan, as of December 31, 2012, 666,610 shares authorized for issuance remained available for future grants. On March 21, 2013, the Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the Plan which includes an amendment to increase by 1,000,000 shares the number of shares authorized for issuance under the Plan. Redwood currently estimates that, if this increase is approved, there will be a sufficient number of shares authorized for issuance under the 2002 Incentive Plan to grant anticipated equity awards through the end of 2014 and possibly beyond that time in a manner consistent with past practice. However, this estimate depends on certain factors such as Redwood’s performance and Redwood’s stock price at the time grants are awarded, which cannot be predicted with certainty at this time. Further discussion of the quantitative analysis conducted in respect of the proposed increase in authorized shares under the Plan is set forth below under the heading “Quantitative Analysis Underlying Increase in Authorized Shares Under the Plan.”

Increase in Maximum Size of Annual Plan Awards. Under the amendment and restatement of the Plan adopted by the Board of Directors on March 21, 2013, the maximum number of shares that may be the subject of awards granted as stock options and stock appreciation rights during any calendar year cannot exceed 1,000,000 shares and no more than 1,000,000 shares of common stock may be the subject of awards to any one individual during any calendar year if the awards are intended to be performance-based compensation for purposes of Section 162(m).

Cap on Value of Annual Plan Awards to Non-Employee Directors. Under the amendment and restatement of the Plan ) adopted by the Board of Directors on March 21, 2013, non-employee directors of Redwood may not be granted awards under the Plan during any one-calendar-year period having a value determined on the date of grant in excess of $500,000.

Other Differences: Plan Awards Subject to Redwood’s Clawback Policy

Another difference between the existing Plan and the amended and restated Plan adopted by the Board of Directors on March 21, 2013 is that the Plan has been amended to clarify that all awards under the amended and restated Plan (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any award or upon the receipt or resale of any shares of stock underlying the award) are subject to the provisions of any clawback policy implemented by Redwood, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement. A description of Redwood’s current clawback policy is set forth on pages [21] - [48] of this Proxy Statement within the Compensation Discussion and Analysis section under the heading “Clawback Policy with Respect to Bonus and Incentive Compensation.”

Quantitative Analysis Underlying Increase in Authorized Shares Under the Plan

At a meeting on March 21, 2013, the Board of Directors adopted the amendment and restatement of the Plan after considering, among other things, the Compensation Committee’s recommendation in favor of the amendment and restatement of the Plan. In its determination to recommend that the Board adopt the amended and restated Plan, the Compensation Committee reviewed the analysis and recommendations of management and Frederic W. Cook & Co., Inc. (Cook & Co.), the Compensation Committee’s independent compensation consultant. In particular, among other things, the Compensation Committee considered management’s and Cook & Co.’s recommendations, the basis for which included the following quantitative factors:

•	Over the last three calendar years, equity awards granted under the Plan (including performance stock unit awards based on their target award amounts) represent a three-year average rate of Plan share usage equal to 1.28% of weighted average basic common shares outstanding over that period, which is below the median of the 2012 Redwood peer group described within the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Benchmarking for 2012.” Management and Cook & Co. consider this three-year average level of Plan share usage to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.
•	On average over the last three calendar years, equity awards granted under the Plan (including performance stock unit awards based on their target award amounts) represent an average annual shareholder value transfer between the 25th percentile and median of the 2012 Redwood peer group described above. Management and Cook & Co. consider this average annual shareholder value transfer level to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives. Assuming comparable annual award grant levels in the future, the additional Plan share authorization combined with the existing Plan share authorization could be expected to cover approximately two years of Plan award grants.
•	If the amended and restated Plan is approved, the issuance of the additional 1,000,000 authorized shares (together with the issuance of (i) shares underlying outstanding awards under the Plan and (ii) 666,610 remaining shares authorized for issuance under the Plan, in each case as of December 31, 2012) would represent Plan dilution equal to approximately 6.14% on a fully diluted basis (based on fully diluted shares outstanding at December 31, 2012), which is below the 25th percentile of the 2012 Redwood peer group described above. Based on management’s and Cook & Co.’s analysis, this level of total Plan dilution is in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.

General

The Plan provides for the grant of qualified incentive stock options (ISOs) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (Code), stock options not so qualified (NQSOs and, together with ISOs, Options), and stock appreciation rights (SARs), deferred stock, restricted stock, and performance share awards (Stock Awards), performance unit awards, and dividend equivalent rights (DERs). As of December 31, 2012, there were 93 officers, directors, and employees eligible to receive grants under the Plan. The effective date of the amendment and restatement of the Plan will be the date it is approved by stockholders and the amended and restated Plan will remain in effect unless terminated by the Board.

Purpose

The purpose of the Plan is to enable Redwood to obtain and retain competent personnel who will contribute to Redwood’s success, to compensate Redwood’s non-employee directors, in part, with ownership interests in Redwood, and to provide incentives to the participating officers and other key employees, and agents and consultants, that will inure to the benefit of all stockholders of Redwood.

Administration

The Plan provides that the Board of Directors will serve as the Administrator of the Plan. The Administrator is responsible for administering the Plan. The Board of Directors has authorized the Compensation Committee (Committee) to serve as the Administrator pursuant to the Committee Charter. The Compensation Committee is comprised of not less than three Board members who are (i) “independent” as defined by the rules of the NYSE, as they may be amended from time to time; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” as defined under Code Section 162(m) and the rules promulgated thereunder. Members of the Committee are eligible to receive grants under the Plan, as determined by the Board.

All grants of awards under the Plan made to officers, employees, agents and consultants will be made by the Committee and will be subject to the terms and restrictions established by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an award is granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.

Eligible Persons

Officers, directors, and employees of Redwood or its subsidiaries, including individuals to whom an offer of employment has been made by Redwood or any of its subsidiaries, and other persons expected to contribute to the management, growth, or profitability of Redwood or its subsidiaries, are eligible to participate in the Plan. As of December 31, 2012, seven non-employee directors and 86 officers and employees were eligible to participate in the Plan. ISOs may only be granted to the employees (including directors and officers who are employees) of Redwood or its subsidiaries. Under the Plan and current law, ISOs may not be granted to any individual who is not an employee of Redwood or its subsidiaries, including a director of Redwood who is not also an employee, or to directors, officers, and other employees of entities unrelated to Redwood. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of Redwood, or any of its subsidiaries, or any other venture in which it has a significant interest. Performance Units may also be granted to these persons, but it is the intention of the Committee to limit those grants to NEOs, and any other executive officer who may be subject to Section 162(m) of the Internal Revenue Code.

No grants may be made under the Plan to any person who, assuming exercise and/or vesting of all awards held by that person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of Redwood, other than awards of Performance Units payable only in cash.

Shares Subject to the Incentive Plan

Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Plan, as amended, authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 1,000,000 shares of common stock; (ii) the number of shares of common stock previously authorized for awards under the Plan immediately prior to our stockholders’ approval of the amendment and restatement of the Plan; (iii) any shares of common stock that are represented by awards granted under Redwood’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the Prior Plan) which are (A) forfeited, expired or canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to Redwood to satisfy the exercise price of options or the applicable tax withholding obligation.

Any shares of common stock covered by an award under the Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of Redwood acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

If the exercise price of any Option is satisfied by tendering shares of common stock to Redwood, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.

The Plan also provides for sub-limits as follows: (i) the maximum number of shares that may be subject of awards granted as ISOs cannot exceed 963,637 shares; (ii) the maximum number of shares that may be subject of awards granted as Options and SARs during any calendar year cannot exceed 1,000,000 shares; (iii) no more than 1,000,000 shares of common stock may be the subject of awards to any one individual during any calendar year if the awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)); and (iv) no non-employee director may be granted awards under the Plan during any one-calendar-year period having a value determined on the date of grant in excess of $500,000. Any shares that are canceled or forfeited, and any shares subject to such awards that are surrendered, shall continue to count against these sub-limits for purposes of determining compliance therewith.

The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Administrator may adjust awards to preserve the benefits or potential benefits of the awards.

Terms of Options and SARs

The term of each Option or SAR will be set by the Administrator. No Option or SAR may be exercisable more than 10 years after the date granted, provided, however, that an ISO granted to a person owning (within the meaning of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Redwood’s or Redwood’s subsidiaries’ capital stock may not be exercisable for more than five years after the date granted.

Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Limitations on ISO Treatment

Even if an option is designated as an ISO, no option will qualify as an ISO if the aggregate fair market value of the stock (as determined as of the date of grant) with respect to all of a holder’s ISOs exercisable for the first time during any calendar year under the Plan exceeds $100,000. Any option failing to qualify as an ISO will be deemed to be an NQSO.

Options Exercise

The exercise price of any Option granted under the Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee. Redwood may not make loans available to Option holders to exercise options.

Option Exercise Price

The Administrator will set the per share exercise price which will not be less than 100% of the fair market value of shares of our common stock on the grant date, provided, however, that for any persons owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our capital stock or of any of our subsidiaries, the per share exercise price cannot be less than 110% of the fair market value of the shares of Redwood’s common stock on the grant date.

Limited Transferability of Options

NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan and provided that any such transfer is not for consideration. Subject to this exception, Options are generally not transferable by the holder, other than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as that term is defined in the Employee Retirement Income Security Act of 1974.

Other Equity Awards

In addition to stock options, the Administrator may also grant eligible stock awards, performance unit awards, dividend equivalent rights, deferred stock awards, dividend equivalents, performance share awards, with such terms and conditions as our Board of Directors (or, if applicable, the Administrator) may, subject to the terms of the Plan, establish. Under the Plan, performance-based awards may be designed to comply with the requirements of Section 162(m) of the Code and its underlying regulations, with the intention that these awards, when payable, be fully tax deductible by us if in compliance with Section 162(m) of the Code.

Stock Awards

The Plan provides that the Committee may grant Stock Awards either alone or in addition to other awards granted under the Plan. The terms of Stock Awards will be determined by the Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (Restricted Period) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the

Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria generally will not be shorter than twelve months or longer than five years.

Performance Units

The Plan provides that the Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Plan. The performance measures that may be used in connection with the granting of awards under the Plan intended to be performance-based will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). The performance criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.

Awards of Performance Units made to NEOs may be intended to qualify as performance-based compensation under Code Section 162(m). The terms of awards of Performance Units will be determined by the Committee in its discretion, including: the number of units subject to the award; and the performance period during which the units will be earned; the performance objectives applicable to the award. The performance period, which the Administrator will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Committee certifies in writing that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m). The performance goals that may be used by the Committee for such awards that are intended to qualify as performance-based compensation under Code Section 162(m) will be based on one or more performance measures set forth in the preceding paragraph. Under the Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is canceled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Committee.

Unvested Performance Units are not eligible to receive dividend equivalent rights, although dividend equivalent rights on Performance Units can accrue during the performance and vesting period and be paid if, when, and to the extent, the related Performance Unit vests in accordance with the related performance goals.

Divided Equivalent Rights (DERs)

The Plan provides that DERs may be granted in conjunction with the grant of any awards under the Plan. DERs entitle the participant to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to Redwood common stock dividends. Shares of common stock accrued for the account of the participant may be made eligible to receive dividends and distributions and may be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. See “Performance Units” above for a description of the prohibition under the Plan on unvested Performance Units receiving DERs. The Plan similarly prohibits the payment of dividends on unvested Stock Awards that are performance-based Stock Awards.

Change of Control

The Plan provides that certain terms of awards, such as criteria for the determination of satisfaction of performance related goals, maybe modified or waived, in whole or in part, by the Committee upon the occurrence of a change of control, as determined by the Committee.

Amendment and Termination of Plan

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation, or termination may be made, however, without (1) stockholder approval if that approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant if the action would impair the rights of that participant under any outstanding award. Additionally, except in connection with a corporate transaction involving Redwood (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs.

Plan Awards Subject to Redwood’s Clawback Policy

All awards under the Plan (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of Stock underlying the award) are subject to the provisions of any clawback policy implemented by Redwood, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement. A description of Redwood’s current clawback policy is set forth on pages [20] – [47] of this Proxy Statement within the Compensation Discussion and Analysis under the heading “Clawback Policy with Respect to Bonus and Incentive Compensation.”

New Plan Benefits

Certain tables above under the general heading “Executive Compensation Tables,” including the Summary Compensation, Grants of Plan-Based Awards, and Outstanding Equity Awards at Fiscal Year-End tables, set forth information with respect to prior awards granted to our individual NEOs under the 2002 Incentive Plan.

The actual number and terms of awards that will be granted under the amendment and restatement of the Plan is not presently determinable, as the Compensation Committee has discretion to determine whether to grant awards and the terms of any such awards. Therefore, it is not possible to determine the future benefits that will be received by participants under the amendment and restatement of the Plan.

Awards Granted Since Inception

The following table provides information as of March 21, 2013, with respect to awards granted under the 2002 Incentive Plan to our NEOs and to other Plan participants since the inception of the Plan in 2002.

Awards Granted Under 2002 Incentive Plan
Since Inception of Plan Through March 21, 2013

Name and Position	Number of Shares Underlying Option Grants	Number of Shares Underlying Stock Unit Grants(1)	Number of Restricted Stock Grants
Martin S. Hughes, Chief Executive Officer	—	1,101,716	—
Brett D. Nicholas, President	88,334	814,951	—
Fred J. Matera, Chief Investment Officer	—	238,244	—
Christopher J. Abate, Chief Financial Officer	—	84,457	3,161
Scott M. Chisholm, Managing Director	—	198,975	—
Diane L. Merdian, Former Chief Financial Officer	—	130,106	—
All 2012 NEOs, as a Group	88,334	2,568,449	3,161
Richard D. Baum, Director	9,256	24,066	—
Thomas C. Brown, Former Director	7,500	17,973	—
George E. Bull, Former Director(2)	266,410	763,005	—
Mariann Byerwalter, Director	7,500	24,066	—
Douglas B. Hansen, Director(3)	247,360	255,660	—
Greg H. Kubicek, Director	10,000	85,157	—
Jeffrey T. Pero, Director	—	24,199	—
Georganne C. Proctor, Director	—	48,177	—
Charles J. Toeniskoetter, Director	12,292	24,066	—
All 2012 Directors Who Are Not Executive Officers, as a Group	560,318	1,266,369	—
All Employees Who Are Not NEOs, as a Group	90,715	1,281,151	259,241

(1)	Includes deferred stock units and performance stock units.
(2)	Includes 266,410 options and 747,928 deferred stock units awarded to Mr. Bull when he served as Redwood’s Chief Executive Officer from 1994 to May 2010.
(3)	Includes 247,360 options and 237,660 deferred stock units awarded to Mr. Hansen when he served as Redwood’s President from 1994 to December 2008.

Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the amended and restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.  If an optionee is granted an NQSO under the amended and restated Plan, the optionee should not have taxable income on the grant of the NQSO. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such NQSO. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. Redwood generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options.  A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Redwood will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. Redwood is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards.  The current federal income tax consequences of other awards authorized under the amended and restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); Stock Awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, Redwood will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Code Section 162(m)

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the amended and restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Code Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Code Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

The amended and restated Plan has been designed to permit the Committee to grant certain awards that may meet the requirements for “qualified performance-based” compensation under Code Section 162(m).

Code Section 409A

Certain types of awards under the amendment and restatement of the Plan may constitute, or provide for, a deferral of compensation subject to Code Section 409A. Unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the amended and restated Plan and awards granted under the amended and restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued under Code

Section 409A. To the extent determined necessary or appropriate by the plan administrator, the amended and restated Plan and applicable award agreements may be amended to further comply with Code Section 409A or to exempt the applicable awards from Code Section 409A.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2012, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

	(a)	(b)	(c)	(d)
Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b)
Equity compensation plan approved by security holders	2002 Incentive Plan	3,486,538 (1)(2)	$54.18 (3)	666,610
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—	—	92,969
Total		3,486,538	$54.18	759,579

(1)	As of December 31, 2012, 3,486,538 shares of common stock may be issued pursuant to i) 2,361,285 outstanding deferred stock units (DSUs); ii) 287,516 outstanding stock options and iii) 837,737 outstanding performance stock units (PSUs). Does not include 190,088 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to footnote (2) below.
(2)	As of December 31, 2012, 2,361,285 outstanding DSUs consisted of 1,119,753 units which were vested and 1,241,532 units which were unvested. As of December 31, 2012, 287,516 stock options were outstanding of which 15,219 options with a weighted-average exercise price of $46.53 did not receive dividend equivalent rights; and 272,297 options with a weighted-average exercise price of $54.61 were entitled to dividend equivalent rights. These two groups of stock options have an average remaining life of 1.01 years and 1.02 years, respectively. As of December 31, 2012, 837,737 PSUs were unearned and outstanding. PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.
(3)	As of December 31, 2012, the weighted-average exercise price of outstanding options to purchase common stock was $54.18 and no weighting was assigned to DSUs or PSUs, as under our 2002 Incentive Plan no exercise price is applicable to DSUs or PSUs.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment and restatement of Redwood’s 2002 Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The affirmative vote of a majority of the votes cast on the proposal is also required to satisfy the shareholder approval requirements of Code Section 162(m) and to approve the material terms of the amendment and restatement of the Plan and the performance goals described above for awards that may be granted under the amendment and restatement of the Plan under Code Section 162(m). For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 INCENTIVE PLAN.

ITEM 6 — APPROVAL OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER

At a meeting on March 21, 2013, Redwood’s Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the ESPP or the Plan), increasing the number of shares available for purchase (and reserved for issuance) under the Plan. Upon stockholder approval of the amendment to the ESPP, the amendment to the ESPP will become effective and no further awards may be made under the ESPP as in effect prior to such amendment. If our stockholders do not approve the amendment to the ESPP, the amendment to the ESPP will not become effective, the ESPP will continue in effect, and Redwood may continue to grant awards under the ESPP, subject to the terms, conditions and limitations set forth therein (without giving effect to the amendment to the ESPP).

The ESPP allows eligible officers and employees who participate in the ESPP to purchase, through payroll deductions, shares of Redwood common stock on a quarterly basis at a discount rate from the fair market value of the shares as determined under the Plan. As discussed above, Redwood believes that equity ownership in Redwood provides an important link between the interests of long-term stockholders and officers and employees and the ESPP is one way Redwood encourages and incentivizes officers and employees to acquire shares of Redwood common stock.

In 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock and in 2009 and 2012 amendments to the Plan were approved by stockholders to add, in each of those years, an additional 100,000 shares of capacity. As of December 31, 2012, approximately 92,969 of those shares remained available for future purchase. If the number of shares available for future purchase is not increased, Redwood’s ability to continue the Plan will be limited in the future. Consequently, Redwood’s Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by an additional 150,000 shares.

Set forth below is a description of the material difference (consisting of an increase in the number of shares available for purchase (and reserved for issuance)) between the existing Plan and the amended Plan as adopted by the Board of Directors on March 21, 2013, as well as a summary of the principal features of the Plan. This description is qualified in its entirety by the terms of the amended Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares

The only material difference between the existing Plan and the amended Plan approved by the Board of Directors on March 21, 2013, is the number of shares available for purchase (and reserved for issuance) under the Plan. Under the existing Plan, as of December 31, 2012, 92,969 shares remained available for purchase. On March 21, 2013, Redwood’s Board of Directors approved an amendment to the Plan to increase by 150,000 shares the number of shares available for purchase (and authorized for issuance) under the Plan.

General

The ESPP provides for the grant of options (ESPP Options) for the purchase of shares of Redwood common stock to eligible employees of Redwood and its designated subsidiaries. Funds contributed by each participant for the purchase of shares under the ESPP will be accumulated by regular payroll deductions made during each offering period. As of December 31, 2012, there were approximately 86 employees eligible to receive ESPP Options under the ESPP.

Purpose

The purpose of the ESPP is to provide employees of Redwood and its designated subsidiaries with a convenient means of acquiring an equity interest in Redwood through payroll deductions, to enhance such employee’s sense of participation in the affairs of Redwood and its designated subsidiaries, to provide an incentive for continued employment with Redwood and its designated subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of Redwood’s stockholders.

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors and the ESPP Financial Agent (as defined in the ESPP) to the extent the Committee delegates duties to the ESPP Financial Agent. The Committee, and the ESPP Financial Agent to the extent delegated by the Committee, shall have exclusive authority to determine all matters relating to the ESPP Options and shall have exclusive authority to interpret the ESPP. The Committee and the ESPP Financial Agent administer the ESPP but do not act as trustees or in any fiduciary capacity with respect thereto.

Eligible Persons

Any employee of Redwood or the designated subsidiaries is eligible to participate in the ESPP for any offering period under the ESPP except the following:

(a)	employees who have not been continuously employed by Redwood or its subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such offering period;
(b)	employees who are customarily employed for less than 20 hours per week;
(c)	employees who are customarily employed for not more than five months in a calendar year; and
(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood, or who, as a result of being granted ESPP Options under the ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood or any of its subsidiaries.

For all purposes of the ESPP, the term “designated subsidiaries” shall mean those subsidiaries which have been, or which may in the future be, determined by the Committee or the Board to be designated subsidiaries. Currently, the following are designated subsidiaries: Sequoia Mortgage Funding Corporation, RWT Holdings, Inc., Redwood Asset Management, Inc., Redwood Residential Acquisition Corporation, Redwood Commercial Mortgage Corporation, and Sequoia Residential Funding, Inc.

Shares Subject to the Employee Stock Purchase Plan

As noted above, in 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock and on May 19, 2009 the Plan was amended to increase the Plan’s capacity by an additional 100,000 shares and on May 17, 2012 the Plan was also amended to increase the Plan’s capacity by an additional 100,000 shares. As of December 31, 2012, approximately 92,969 of those shares remained available for future purchase. On March 21, 2013, Redwood’s Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by an additional 150,000. If the proposed amendment is approved at the Annual Meeting, a total of approximately [242,969] shares of Redwood’s common stock would be available for purchase in the future under the ESPP. Such number will be subject to adjustments affected in accordance with capital changes as described in the ESPP. Any shares of common stock that have been made subject to an ESPP Option that cease to be subject to such Option (other than by means of exercise), including, without limitation, in connection with the cancellation or termination of such Option, will again be available for issuance in connection with future grants of ESPP Options under the ESPP.

Term of the Employee Stock Purchase Plan

Unless the ESPP is terminated by the Redwood’s stockholders or the Board, the ESPP shall remain in effect until all shares reserved for issuance have been purchased.

Term of Options

The offering periods of the ESPP shall consist of periods not to exceed the maximum period permitted by Section 423 of the Internal Revenue Code. Until determined otherwise by the Committee or the Board, offering periods shall commence on each January 1, and continue for twelve months (each, an Offering

Period). Each Offering Period shall consist of one or more purchase periods during which payroll deductions of the participants are accumulated under the ESPP. Until otherwise determined by the Committee or the Board, each purchase period shall be a three-month period commencing each January 1, April 1, July 1, and October 1 (each, a Purchase Period). The last day of each Purchase Period is a purchase date (each, a Purchase Date).

Option Exercise

Each eligible employee may become a participant in an Offering Period under the ESPP for the first Purchase Period after which such employee satisfies the eligibility requirements and timely delivers an enrollment form to the administrator of the ESPP.

Enrollment by an eligible employee in the ESPP with respect to an Offering Period will constitute the grant by Redwood to such employee as of the first day of the related Offering Period of an ESPP Option to purchase on each Purchase Date up to that number of whole shares of common stock of Redwood, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period and ending on such Purchase Date by (b) the Purchase Price; provided that the number of shares which may be purchased pursuant to an ESPP Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

The Purchase Price per share at which a share of common stock will be sold on any Purchase Date shall initially be the lower of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date (the Purchase Price). For purposes of the ESPP, the term “fair market value” of the common stock on any date shall be the closing price on such date of the common stock reported on the New York Stock Exchange or any national securities exchange on which the common stock is listed.

During a participant’s lifetime, such participant’s ESPP Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her ESPP Option until such Option has been exercised.

Purchase of Shares, Changes in Payroll Deductions, and Issuance of Shares

Funds contributed by each participant for the purchase of shares under the ESPP shall be accumulated by regular payroll deductions made during each Purchase Period. The deductions shall be made in $50 increments up to a maximum not to exceed 15% of a participant’s compensation as such term is defined in the ESPP.

A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the ESPP administrator’s receipt of the authorization and shall continue for the remainder of the Purchase Period unless changed. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the ESPP until the participant withdraws from the ESPP.

No interest will accrue on payroll deductions for the ESPP. All payroll deductions received or held by Redwood may be used by Redwood for any corporate purpose, and Redwood shall not be obligated to segregate such payroll deductions.

On each Purchase Date, provided that the participant has not terminated employment nor withdrawn from the ESPP and the ESPP has not been terminated, Redwood shall apply the funds then in the participant’s account to the purchase at the Purchase Price of whole share(s) of common stock issuable under the ESPP Option granted to such participant with respect to the Offering Period to the extent that such ESPP Option is exercisable on the Purchase Date. Any funds remaining in the participant’s account will be applied to the following Purchase Period. No fractional shares will be purchased.

Amendment and Termination of the Employee Stock Purchase Plan

The ESPP may be amended, suspended, or terminated by the stockholders of Redwood. The Board may also amend, suspend, or terminate the ESPP in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which ESPP Options may be granted under the ESPP, or, but for such stockholder approval, cause the ESPP to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

New Plan Benefits

The actual number of shares that may be purchased under the ESPP (after giving effect to the amendment of the ESPP) is not presently determinable, as eligible employees may adjust their participation in the ESPP from time to time. Therefore, it is not possible to determine the future benefits that will be received by participants in the ESPP.

ESPP Options Granted Since Inception

During 2012, the number of shares of common stock purchased under the ESPP was 54,819, which purchases were funded by payroll deductions from the eligible employees who purchased shares. The table below provides details on shares purchased under the ESPP from the inception of the ESPP through December 31, 2012 by employees who were NEOs for 2012 and by all current non-NEO employees as a group.

Name	No. of Shares
Martin S. Hughes	—
Brett D. Nicholas	5,440
Christopher J. Abate	760
Fred J. Matera	—
Scott M. Chisholm	854
Diane L. Merdian	679
All 2012 NEOs (as a group)	7,733
All current Non-NEO Employees (as a group)	137,182
Total	144,915

Federal Income Tax Consequences

Under present federal income tax law and regulations:

•	The amounts deducted from an employee’s paycheck will be subject to withholding and taxes as ordinary income.
•	If the employee holds any share purchased under the ESPP for more than two years after the date of grant of the ESPP Option and for more than one year after the exercise date of the ESPP Option, then, (a) no taxable income will be recognized by the employee upon the grant or exercise of an ESPP Option, (b) any gain realized upon the sale or other disposition of that share will be taxed as long-term capital gain, and (c) if the option price was less than the fair market value of the shares at the time the ESPP Option was granted, then in the event of any disposition of such shares, there shall be included in gross income as compensation an amount equal to the lesser of (i) the excess of the fair market value of the share at the time the ESPP Option was granted over the option price and (ii) the amount, if any, by which the fair market value of the share at the time of such disposition exceeds the price actually paid for the share under the ESPP Option, which will be taxed as ordinary income in the taxable year in which such sale or other disposition occurs. If an employee disposes of the share, such amount of ordinary income realized upon the sale or other disposition of the share will increase the employee’s tax basis in the share for determining gain or loss upon such sale or other disposition of the share. Redwood will not be entitled to a deduction for federal income tax purposes in connection with such sale or other disposition.
•	If an employee disposes of any share purchased under the ESPP within two years after the date of grant of the ESPP Option or within one year from the date of exercise of the ESPP Option, (a) the employee should report as ordinary income for the taxable year in which the disposition occurs the amount by which the fair market value of such share on the date of the exercise of such ESPP Option exceeded the amount the employee paid for such share and (b) Redwood will be entitled to deduct such amount.

Vote Required

The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote on the proposal is required for approval of the amendment to our 2002 Employee Stock Purchase Plan. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s annual proxy statement and for consideration at Redwood’s 2014 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2014 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2014 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 3, 2013 to be eligible for inclusion in our 2014 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and its Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, our Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2014 annual meeting of stockholders must be received by the Secretary not earlier than November 3, 2013, and not later than 5:00 p.m., Pacific Time, on December 3, 2013. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 (the 2012 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of the 2012 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2014 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, free of charge, a copy of our 2012 Annual Report on Form 10-K. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Andrew P. Stone

Secretary

March 22, 2013
Mill Valley, California

APPENDIX A

2002 REDWOOD TRUST, INC. INCENTIVE PLAN

(as amended and restated)

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2002 Redwood Trust, Inc. Incentive Plan (the “Plan”). The Plan (then known as the 2002 Redwood Trust, Inc. Incentive Stock Plan) was adopted by the Board on March 21, 2002 and approved by the Company’s stockholders on May 9, 2002. The Board approved amendments to the Plan (i) on March 4, 2004 (the “2004 Amendments”) which were approved by the Company’s stockholders on May 6, 2004, (ii) on March 9, 2006 (the “2006 Amendments”) which were approved by the Company’s stockholders on May 11, 2006, (iii) on March 5, 2008 (the “2008 Amendments”) which were approved by the Company’s stockholders on May 22, 2008, (iv) on March 17, 2010 (the “2010 Amendments”) which were approved by the Company’s stockholders on May 18, 2010, (v) on March 8, 2012 (the “2012 Amendments”) which were approved by the Company’s stockholders on May 17, 2012, and (vi) on March 21, 2013 (the “2013 Amendments”), if approved by the Company’s stockholders on May 16, 2013. In addition, pursuant to the authorization contained in Section 11(6), the Board approved amendments to the Plan on November 10, 2007 (the “409A Amendments”).

The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1)  “Administrator” means the Board, or as long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or as required under Section 162(m) of the Code, the Committee appointed by the Board.

(2)  “Board” means the Board of Directors of the Company.

(3)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4)  “Committee” means the Compensation Committee of the Board, which shall be composed of not less than three Board members who shall be (i) Independent as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an Outside Director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder.

(5)  “Company” means Redwood Trust, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).

(6)  “DERs” shall mean dividend equivalent rights, which are the right to receive amounts on related Stock awards that are linked to dividends on the Stock and that may be paid currently in cash or Stock, or accrued in shares of deferred stock with or without compounding through subsequent payments or accruals on the accrued shares. Payment of such deferred stock from DER accruals on Stock Options and Stock Appreciation Rights may or may not be contingent upon the exercise of the related award, as determined by the Committee at the time of grant.

(7)  “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period or on such other bases as the Administrator may determine.

(8)  “Disability” means: (i) a determination by the Social Security Administration that a Participant is totally disabled; (ii) a determination that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (iii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan or other accident and health plan maintained by the Company.

(9)  “Effective Date” shall mean the date provided pursuant to Section 11.

(10)  “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.

(11)  “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 4.

(12)  “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape.

(13)  “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.

(14)  “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” with in the meaning of Section 422 of the Code.

(15)  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(16)  “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(17)  “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(18)  “Participant” means any Eligible Employee, Non-Employee Director, or consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants under the Plan.

(19)  “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(20)  “Performance Unit” means an award of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals as the Committee shall establish.

(21)  “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.

(22)  “Stock” means the common stock, $0.01 par value per share, of the Company.

(23)  “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(24)  “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(25)  “Subsidiary” means (A) any corporation (other than the Company) or other entity whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet and (B) any other business venture designated by the Administrator in which the Company has a significant interest, as determined in the discretion of the Administrator.

Section 2. Administration.

The Plan shall be administered by the Administrator, except as otherwise expressly provided herein.

The Administrator shall have the power and authority to grant to Participants pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares, (f) Performance Units or (g) any combination of the foregoing. DERs may be granted in conjunction with any of the Stock awards listed above.

In addition, the Administrator shall have the authority:

(a)  to select those employees and prospective employees of the Company or any Subsidiary who shall be Eligible Employees;

(b)  to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or a combination of the foregoing, are to be granted to Participants hereunder;

(c)  to determine the number of shares to be covered by each such award granted hereunder;

(d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares and Performance Units); and

(e)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or any combination of the foregoing.

The Administrator may designate whether any award being granted to any Participant is intended to be “performance based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined below). The performance measures that may be used by the Administrator for such awards shall be based on any one or more of the following, as selected by the Administrator (collectively, the “Performance Measures”): revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). The goals established by the Administrator for any Performance Period based upon one or more Performance Measures must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances (the “Performance Goals”). For awards intended to be “performance-based compensation,” the grant of the awards, the establishment of the Performance Goals, and the certification that the Performance Goals were satisfied shall be made during the period and in the manner required under Code Section 162(m).

The Administrator shall have the authority, in its discretion, to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Administrator specifically affecting or relating to an award to a Non-Employee Director shall be approved and ratified by the Board.

Notwithstanding anything to the contrary herein, no award hereunder may be made to any Participant to the extent that, following such award, the shares subject or potentially subject to such Participant’s control (including, but not limited to, (i) shares of the Company’s equity stock owned by the Participant, (ii) shares of Stock subject to awards granted to the Participant under the Prior Plan (whether such awards are then exercisable or vested), (iii) Stock Options, whether or not then exercisable, held by the Participant to purchase additional such shares, (iv) Restricted Stock, Deferred Stock, and Performance Share awards to the Participant, whether or not then vested, and (v) shares of Stock accrued under DERs awarded to the Participant) would constitute more than 9.8% of the outstanding capital stock of the Company.

Section 3. Stock Subject to Plan.

(1)  Subject to the following provisions of this Section 3, the maximum number of shares of Stock that may be issued with respect to awards granted under the Plan subsequent to the approval of the 2013 Amendments shall be equal to the sum of: (i) 1,000,000 shares of Stock; (ii) the number of shares of Stock previously authorized for awards under the Plan immediately prior to the stockholder approval of the 2013 Amendments; (iii) any shares of Stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire, or are canceled without delivery of shares of Stock or (B) settled in cash; and (iv) any shares of Stock that are represented by awards granted under the Prior Plan which are tendered to the Company (by either actual delivery or attestation) to satisfy the exercise price of Stock Options or the applicable tax withholding obligation.

(2)  Any shares of Stock covered by an award that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(3)  If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(4)  Subject to Section 3(5), the following additional maximums are imposed under the Plan:

(a)  The maximum number of shares of Stock that may be the subject of awards granted as Incentive Stock Options under the Plan shall be 963,637 shares (regardless of whether the awards are canceled, forfeited, or materially amended or the shares subject to any such awards are surrendered).

(b)  The maximum number of shares that may be the subject of awards granted to any one individual pursuant to Sections 5 and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 1,000,000 shares during any calendar year (regardless of whether such awards are canceled, forfeited, or materially amended or the shares subject to any such award are surrendered).

(c)  No more than 1,000,000 shares of Stock may be the subject of awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the awards are forfeited, canceled or materially amended or the shares subject to any such award are surrendered) if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

(d)  No Eligible Non-Employee Director may be granted awards under the Plan during any one-calendar-year period having a value determined on the date of grant in excess of $500,000.

(e)  Shares of Stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

(5)  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Administrator determines to be equitable, in its sole discretion.

Section 4. Eligibility.

Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, Non-Employee Directors, and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, or Performance Units hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs or Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1)  Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. The provisions of this Section 5(1) shall not be applicable to awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to fair market value in effect with respect to such award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution.

(2)  Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3)  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

(4)  Method of Exercise.  Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. The Administrator may also permit a Participant to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made by surrendering unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

(5)  Limits on Transferability of Options.

(a)  Subject to Section 5(5)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b)  The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to

(i) the spouse, qualified domestic partner, children, or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(5)(b), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(5)(a) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(6) and 10(3) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original optionee, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in such option agreements. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 10(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(5)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(6)  Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

(1)  Grant and Exercise.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2)  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a)  Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b)  Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c)  Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (5) of Section 5.

(d)  Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e)  A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f)  Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such twelve-month period.

(g)  The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h)  Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i)  Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (5) of Section 5.

(j)  In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k)  For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

Section 7. Restricted Stock, Deferred Stock, and Performance Shares.

(1)  General.  Restricted Stock, Deferred Stock, or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock, or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock, or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock, Deferred Stock, or Performance Share awards; the performance objectives applicable to Performance Share, Restricted Stock, or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock, and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock, or Performance Share awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient.

(2)  Awards and Certificates.  The prospective recipient of a Restricted Stock, Deferred Stock, or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2002 Redwood Trust, Inc. Incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Redwood Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Redwood Trust, Inc.”

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(3)  Restrictions and Conditions.  The Restricted Stock, Deferred Stock, and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a)  Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock, or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock, Performance Shares, or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). Except for certain limited situations, the Restricted Period for awards subject solely to continued employment restrictions shall be not less than three years from the date of grant. The Restricted Period for awards subject to meeting specified performance criteria shall generally not be shorter than twelve months or longer than five years.

(b)  Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that, except as otherwise specified by the Administrator at time of grant, dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall accrue to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares, or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(c)  Notwithstanding any other terms of this Plan, Performance Shares shall not be eligible to receive dividends declared during the applicable Restricted Period; provided that, any such dividends may accrue and be paid if, when, and to the extent, the related performance objectives are satisfied and such Performance Shares cease to be subject to applicable restrictions under the terms of such Performance Share award.

Section 8. Performance Units.

(1)  General.  Performance Unit awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Performance Unit awards shall be made; the number of units to be awarded; the Performance Period (as defined in Section 8(2)) applicable to Performance Unit awards; the performance objectives applicable to Performance Unit awards, including the performance measures specified in Section 2 for Performance Unit awards that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code; and all other conditions of the Performance Unit awards. The Administrator may also condition the grant of Performance Unit awards upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Performance Unit awards need not be the same with respect to each recipient.

(2)  Performance Period and Conditions.  The Performance Unit awards granted pursuant to this Section 8 shall be subject to the following terms and other conditions:

(a)  The Performance Unit award agreement shall specify such period as may be set by the Administrator commencing on the grant date (the “Performance Period”) during which the Performance Unit award shall be earned, based on the attainment of certain performance related goals and such other factors as the Administrator may determine, in its sole discretion; provided, however, that the Administrator may waive such goals and factors in whole or in part under such circumstances as it may determine in its sole discretion, including the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). The Performance Period for awards shall generally not be shorter than twelve months or longer than five years. Notwithstanding anything to the contrary herein, with respect to a Performance Unit award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable under such award. Notwithstanding anything to the contrary herein, with respect to any Performance Unit award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, (i) such Performance Unit award shall be earned based on the attainment of Performance Goals and (ii) the Committee shall, prior to payment on such award, certify in writing that the applicable Performance Goals have been met.

(b)  Except as provided in this Section 8 or as may be provided in an award agreement, Performance Units will be paid only after the end of the relevant Performance Period. Performance Unit awards may be paid in cash, shares of stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(c)  Notwithstanding any other terms of this Plan, Performance Units shall not be eligible to receive dividend equivalent rights during the applicable Performance Period; provided that, any such dividend equivalent rights may accrue and be paid if, when, and to the extent, the related performance goals are satisfied and such Performance Units vest under the terms of such Performance Unit award.

(3)  Maximum Dollar Value.  The maximum dollar value payable to any Participant in any 12-month period with respect to a Performance Unit award that is intended to be performance-based compensation is $5,000,000. If such an award is cancelled, the cancelled award shall continue to be counted towards such maximum dollar value.

Section 9. Amendment and Termination.

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or if such approval is required by the paragraph below or (2) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Administrator may amend the terms of any award theretofore granted prospectively or retroactively, but no such amendment shall (1) impair the rights of any Participant without his or her consent or (2) without stockholder approval, except for adjustments made pursuant to Section 3(5) or in connection with substitute awards, reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 3(5) shall not be subject to these restrictions.

Section 10. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 11. General Provisions.

(1)  The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Except as otherwise expressly stated in the applicable grant or award agreement, if (i) a Participant is granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other awards under this Plan and such grant or award includes a vesting requirement, a performance requirement or other condition to unrestricted receipt of the rights granted or awarded (or any portion thereof) and (ii) such Participant’s service with the Company is terminated for any reason prior to the satisfaction or lapse of such vesting or performance condition, then those Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other rights not yet vested or for which performance or other stated conditions have not yet been satisfied shall terminate automatically as of the date of termination of service and shall be forfeited to the Company immediately and without further notice or obligation on the part of the Company to the Participant.

(2)  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(3)  Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4)  No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(5)  The Administrator may permit or require a Participant to subject any award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.

(6)  Notwithstanding any other provision of the Plan, unless required under applicable law, regulation, or court order (e.g., pursuant to a domestic relations court order), no award made hereunder may be transferred by the recipient thereof for consideration unless and until such award is fully vested and freely transferable by the recipient in accordance with terms of this Plan and any applicable award agreement.

(7)  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

(8)  All awards under the Plan (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of Stock underlying the award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, in the event of any significant accounting restatement of the Company’s financial results that results (directly or indirectly) from a Participant’s fraud or misconduct and that reduces the amount payable or due in respect of an award under the Plan that would have become payable had the Company’s financial results been properly reported (as determined by the Administrator), the Administrator shall have the discretion, to the extent permitted under applicable law, to (i) cancel any outstanding portion of an award granted under the Plan (whether earned or unearned) that is held by such Participant without payment therefor and/or (ii) require the Participant or other person to whom any payment has been made in connection with such award after the date of the conduct constituting fraud or misconduct, to forfeit and pay to the Company, on demand, all or any portion of the amount(s) received upon the payment of any other award granted under the Plan following the date of the conduct constituting fraud or misconduct.

Section 12. Effective Date of Plan.

The Plan became effective (the “Effective Date”) on May 9, 2002, the date the Company’s stockholders formally approved the Plan. The 2004 Amendments became effective on May 6, 2004, the date the Company’s stockholders formally approved 2004 Amendments. The 2008 Amendments became effective on May 22, 2008, the date the Company’s stockholders formally approved the 2008 Amendments. The 2010 Amendments became effective on May 18, 2010. The 2012 Amendments became effective on May 17, 2012. The 2013 Amendments will become effective on May 16, 2013, if the Company’s stockholders formally approve the 2013 Amendments. The 409A Amendments became effective with respect to all awards involving income deferrals made after December 31, 2004.

Section 13. Term of Plan.

The Plan shall remain in full force and effect unless terminated by the Board or no further shares of Stock remain available for awards to be granted under Section 3 and there are no outstanding awards that remain to become vested, exercised, or free of restrictions.

APPENDIX B

2002 REDWOOD TRUST, INC. EMPLOYEE STOCK PURCHASE PLAN

(as amended)

1. ESTABLISHMENT OF PLAN.

Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company's common stock, $0.01 per share par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “parent corporation” and “subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and the provisions of this Plan shall be construed as reasonably necessary in order to effectuate such intent. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2. STOCK SUBJECT TO PLAN.

A total of 450,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments affected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3. PURPOSE.

The purpose of this Plan is to provide employees of the Company and its designated subsidiaries, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Designated Subsidiaries, to provide an incentive for continued employment with the Company and its Designated Subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of the Company's stockholders.

4. ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company's Board of Directors (the “Board”) consisting of at least two members of the Board, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (unless the General Counsel of the Company shall have rendered a written opinion to the Board that such composition of the Committee is not required for the exemption under Rule 16b-3 to be available with respect to purchases of Common Stock under the Plan), which shall be the Compensation Committee of the Board if it satisfies such requirements. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan's administration. The Committee's exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to the Plan Financial Agent (defined in Section 12) or such of the Company's officers or employees as it so determines (provided that no such delegation may be made that would cause the purchase of Common Stock by participants under this Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant's request for the issuance of a certificate for shares of Common Stock held in the participant's account under the Plan.

5. ELIGIBILITY.

Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who have not been continuously employed by the Company or Subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such Offering Period;

(b) employees who are customarily employed for less than 20 hours per week;

(c) employees who are customarily employed for not more than five months in a calendar year; and

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

For all purposes of this Plan, the term Designated Subsidiaries shall mean those Subsidiaries which have been, or which may in the future be, determined by the Board to be Designated Subsidiaries. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such Subsidiary is no longer a Designated Subsidiary or (ii) such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6. EFFECTIVE DATE; OFFERING AND PURCHASE PERIODS.

The effective date of this Plan shall be July 1, 2002 (the “Effective Date”). The offering periods of this Plan (individually, an “Offering Period”) shall consist of periods determined as described below not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on each January 1 and continue for twelve months, provided, however, that the first Offering Period shall begin on July 1, 2002 and continue for six months and the initial Offering Period for any newly eligible employee that becomes a participant during an otherwise ongoing Offering Period shall be deemed to begin on the first day of the first Purchase Period after eligibility, and (b) each Offering Period shall consist of one or more purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. Until otherwise determined by the Committee or the Board, each Purchase Period shall be a three-month period commencing on each January 1, April 1, July 1, and October 1, provided, however, that the first Purchase Period shall commence with the first Offering Period on July 1, 2002. The first day of each Offering Period is referred to as the “Offering Date”. The last day of each Purchase Period is referred to as the “Purchase Date”. Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings if such change is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

7. PARTICIPATION IN THIS PLAN.

Eligible employees may become participants in an Offering Period under this Plan as of the Purchase Period first commencing after satisfying the eligibility requirements by delivering an enrollment form provided by the Company to the Secretary of the Company or such other officer as he or she may designate from time to time (“Redwood Plan Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before commencement of such Purchase Period unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Purchase Period. Notwithstanding the foregoing, for the initial Offering Period, commencing on the effective date, the time for filing an enrollment form and commencing participation for employees who satisfy the eligibility requirements as of the effective date shall be determined by the Committee and communicated to such employees. Once an employee becomes a participant in the Plan, such employee will automatically participate in all Purchase Periods commencing after satisfying the eligibility and enrollment requirements as set forth in the first sentence or second sentence of this section unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment forms in order to continue participation in this Plan.

8. GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee as of the relevant Offering Date of an Option to purchase on each relevant Purchase Date up to that number of whole shares of Common Stock of the Company, determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

9. PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold on any Purchase Date shall initially be the LOWER of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date.

For purposes of this Plan, the term “fair market value” of the Common Stock on any date shall be the closing price on such date of the Common Stock reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is listed. If there is no reported closing price of the Common Stock on such date, then the “fair market value” shall be measured on the next preceding trading day for which such reported closing price is available. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future Offering Periods or Purchase Periods (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation applied to all eligible employees and is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

10. PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made in $50 increments as selected by the Participant up to a maximum of not more than 15% of the participant's Compensation. As used herein, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, current-pay dividend equivalent rights (“DERs”), and overtime; provided, however, that, for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options or other stock-based awards (other than current-pay DERs), or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Redwood Plan Administrator's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during an Offering Period.

(c) All payroll deductions made for a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Redwood Plan Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Purchase Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant's account to the purchase at the Purchase Price of whole share(s) of Common Stock issuable under the Option deemed granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date; provided that in no event shall an Option be deemed exercised (by applying funds to a purchase) after the expiration of 27 months from the date such Option was deemed granted under Section 8 hereof. Subject to Section 11, any funds remaining in the participant's account will be applied to the following Purchase Period. No fractional shares will be purchased.

(e) During a participant's lifetime, such participant's Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11. LIMITATIONS ON RIGHT TO PURCHASE.

(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary which is intended to meet the requirements of Code Section 423, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11(a)).

(b) The number of shares which may be purchased by any employee on a Purchase Date may not exceed the number of shares determined by dividing the sum of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs or, in the event the Committee or Board may specify a different limitation to be applied in lieu of the foregoing limitation, then the number of shares which may be purchased by any employee on a Purchase Date may not exceed such other limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's Option to each participant affected thereby.

(d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest.

12. EVIDENCE OF STOCK OWNERSHIP.

(a) Promptly following each Purchase Date, the number of full shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). A participant shall be free to undertake a disposition (whether by way of sale, gift, or other transfer) of the shares in his or her account at any time, subject to the Company's Insider Trading Policy and applicable securities law rules and regulations, but, in the absence of such a disposition, the shares must remain in the participant's account at the Plan Financial Agent until the holding period set forth in Code Section 423(a) has been satisfied. With respect to full shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of the participant's choosing or request that a stock certificate for full shares be issued and delivered to him or her.

(b) Following termination of a participant's employment for any reason, the participant shall have a period of 60 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all full shares then in the participant's account with the Plan Financial Agent and any cash being held for future purchases or (ii) to sell the shares in the participant's account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 60 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above, provided that the Plan Financial Agent will continue to hold the terminated participant's certificates, on his or her behalf, in an account no longer subject to this Plan, until otherwise directed by such participant or determined by the Plan Financial Agent. However, the participant shall not in any event receive a certificate representing shares with respect to which the Code Section 423(a) holding period has not been satisfied until such holding period has been satisfied.

13. WITHDRAWAL.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Redwood Plan Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of a Purchase Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest, and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period unless otherwise determined by the Committee, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

14. TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant's employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of any leave of absence permitted by applicable law or otherwise approved by the Committee.

15. RETURN OF PAYROLL DEDUCTIONS.

In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of any Purchase Period (or if such date is not a business day, on the preceding business day), in which event such contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan.

16. CAPITAL CHANGES.

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17. NONASSIGNABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18. REPORTS AND STATUS OF ACCOUNTS.

Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The participant shall have all ownership rights with respect to shares of Common Stock held in his or her account by the Plan Financial Agent, including the right to vote such shares and to receive any dividends or distributions which may be declared thereon by the Board. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth the total of shares purchased, the total number of shares then held in his or her account, and the market value per share. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19. NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20. EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21. NOTICES.

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. AMENDMENT OF PLAN.

This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code or cause the purchase of shares thereunder to fail to be exempt from the provisions of Section 16(b) of the Exchange Act.

23. TERMINATION OF THE PLAN.

The Company's stockholders or the Board may suspend or terminate this Plan at any time. Unless this Plan shall theretofore have been terminated by the Company's stockholders or the Board, this Plan shall remain in full force and effect until all shares reserved under Section 2 have been purchased pursuant to the terms hereof.

24. DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death prior to delivery to him or her (or to the Plan Financial Agent on his or her behalf) of such shares and cash.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be the appropriate designee.

25. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26. WITHHOLDING.

The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state, or local income or other taxes incurred by reason of the operation of the Plan.

27. GOVERNING LAW.

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

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Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

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Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2013.

Vote by Internet

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Annual Meeting Proxy Card

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A Proposals

1. Election of the three nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all three nominees to the Board of Directors.**

Nominee	For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐
02 - Mariann Byerwalter	☐	☐	☐
03 - Jeffrey T. Pero	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2013. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 165 million shares to 180 million shares. **The Board of Directors recommends a vote FOR approval of this amendment to the Company's charter.**	☐	☐	☐
5. Amendment and restatement of the 2002 Incentive Plan, including an amendment to increase the number of shares authorized for issuance under that Plan by 1,000,000 shares. **The Board of Directors recommends a vote FOR approval of the amendment and restatement of this Plan.**	☐	☐	☐
6. Amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for purchase under that Plan by 150,000 shares. **The Board of Directors recommends a vote FOR approval of this amendment to this Plan.**	☐	☐	☐

7. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

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NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT

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Proxy — Redwood Trust, Inc.

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Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 16, 2013

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTIN S. HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 16, 2013, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013, "FOR" THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES, "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2002 INCENTIVE PLAN, AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals

1. Election of the three nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all three nominees to the Board of Directors.**

Nominee	For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐
02 - Mariann Byerwalter	☐	☐	☐
03 - Jeffrey T. Pero	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2013. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 165 million shares to 180 million shares. **The Board of Directors recommends a vote FOR approval of this amendment to the Company's charter.**	☐	☐	☐
5. Amendment and restatement of the 2002 Incentive Plan, including an amendment to increase the number of shares authorized for issuance under that Plan by 1,000,000 shares. **The Board of Directors recommends a vote FOR approval of the amendment and restatement of this Plan.**	☐	☐	☐
6. Amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for purchase under that Plan by 150,000 shares. **The Board of Directors recommends a vote FOR approval of this amendment to this Plan.**	☐	☐	☐

7. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 5 4 4 6 5 2

01KRCF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 16, 2013

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTIN S. HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 16, 2013, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013, "FOR" THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES, "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2002 INCENTIVE PLAN, AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.